SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement          [ ] Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting  Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                                 FIRSTMARK CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: Common
          Stock,   par   value   $5.00  per   share,   of   Investors   Southern
          Corporation

     (2)  Aggregate  number of  securities  to which  transaction  applies:  499
          shares     of     Common     Stock     of      Investors      Southern
          Corporation

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $6,750,000, representing the cash payment to be received by the Registrant for all shares of Common Stock of Investors Southern Corporation

     (4)  Proposed      maximum      aggregate     value     of     transaction:
               $6,750,000

     (5)  Total fee paid:
               $1,350

[X]       Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
                  ..............................................................
         (2)      Form, Schedule or Registration Statement no.:
                  ..............................................................
         (3)      Filing Party:
                  ..............................................................
         (4)      Date Filed:
                  ..............................................................

                                 FIRSTMARK CORP.

                                  P.O. Box 1398
                            Richmond, Virginia 23218
                                 (804) 648-9048

                         SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Firstmark Corp. (the "Company") to be held at the office of Southern Title Insurance Corporation, One James Center, 901 East Cary Street, 17th Floor, Richmond, Virginia 23219, on Wednesday, February 17, 1999 at 9:00 a.m.

         At the Special Meeting, you will be asked to elect three directors for terms of one year each. In addition, you will be asked to consider and vote to approve the Stock Purchase Agreement by and among the Company, Southern Capital Acquisition Corporation, a Virginia corporation ("SCAC"), Investors Southern Corporation, a Virginia corporation ("ISC"), and Southern Title Insurance
Corporation, a Virginia insurance company, and Old Guard Group, Inc., a Pennsylvania corporation ("Old Guard"), dated as of December 2, 1998 (the "Stock Purchase Agreement"), pursuant to which the Company and SCAC will sell to Old Guard, and Old Guard will buy from the Company and SCAC, all of ISC's outstanding capital stock in exchange for cash and contingent consideration (the "Transaction"), all on the terms and conditions set forth in the Stock Purchase Agreement. Enclosed with this letter is a formal notice of the Special Meeting, a Proxy Statement, which describes the Transaction in further detail, and a form of proxy.

         The Board of Directors of the Company unanimously approved the Transaction and recommends that all of the shareholders of the Company vote for the Transaction.

         Whether or not you plan to attend the Special Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

         We hope that you will participate in the Special Meeting, either in person or by proxy.

                                   Sincerely,



                                   Donald V. Cruickshanks
                                   President and Chief Executive Officer



Richmond, Virginia
January 28, 1999

                                 FIRSTMARK CORP.
                                  P.O. Box 1398
                            Richmond, Virginia 23218

                               -------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               -------------------

         A Special Meeting of Shareholders (the "Special Meeting") of Firstmark Corp. (the "Company") will be held on Wednesday, February 17, 1999 at 9:00 a.m. at the office of Southern Title Insurance Corporation, One James Center, 901 East Cary Street, 17th Floor, Richmond, Virginia, for the following purposes:

          1. To elect three directors to serve for terms of one year each expiring at the 1999 annual meeting of shareholders.

          2. To consider and vote to approve the Stock Purchase Agreement by and among the Company, Southern Capital Acquisition Corporation, a Virginia corporation ("SCAC"), Investors Southern Corporation, a Virginia corporation ("ISC"), and Southern Title Insurance Corporation, a Virginia insurance company, and Old Guard Group, Inc., a Pennsylvania corporation ("Old Guard"), dated as of December 2, 1998 (the "Stock Purchase Agreement"), pursuant to which the Company and SCAC will sell to Old Guard, and Old Guard will buy from the Company and SCAC, all of ISC's outstanding capital stock in exchange for cash and contingent consideration, all on the terms and conditions set forth in the Stock Purchase Agreement (the "Transaction"). A copy of the Stock Purchase Agreement is enclosed with the accompanying Proxy Statement as Appendix A.

          3. To act upon such other matters as may properly come before the Special Meeting.

         SHAREHOLDERS ARE ENTITLED TO ASSERT DISSENTERS' RIGHTS UNDER SECTION 909 OF THE MAINE BUSINESS CORPORATION ACT, A COPY OF WHICH IS ATTACHED TO THE PROXY STATEMENT AS APPENDIX C. SHAREHOLDERS DISSENTING TO THE PROPOSED TRANSACTION ARE ENTITLED, UPON COMPLIANCE WITH SECTION 909, TO BE PAID THE FAIR VALUE OF THEIR SHARES OF COMMON STOCK.

         Only holders of shares of Common Stock of record at the close of business on January 22, 1999, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Special Meeting.

                                   By Order of The Board of Directors



                                   Ronald C. Britt
                                   Secretary

January 28, 1999


YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                 FIRSTMARK CORP.
                                  P.O. Box 1398
                            Richmond, Virginia 23218


                                 PROXY STATEMENT

         This Proxy Statement is furnished to holders of the common stock, par value $0.20 per share (the "Common Stock"), of Firstmark Corp. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at a Special Meeting of Shareholders (the "Special Meeting") to be held Wednesday, February 17, 1999 at 9:00 a.m. at the office of Southern Title Insurance Corporation, One James Center, 901 East Cary Street, 17th Floor, Richmond, Virginia, and any duly reconvened meeting after adjournment thereof.

         At the Special Meeting, the holders of Common Stock will be asked to elect three directors for terms of one year each. In addition, holders of Common Stock will be asked to consider and vote to approve the Stock Purchase Agreement by and among the Company, Southern Capital Acquisition Corporation, a Virginia corporation ("SCAC"), Investors Southern Corporation, a Virginia corporation ("ISC"), and Southern Title Insurance Corporation, a Virginia insurance company ("STIC"), and Old Guard Group, Inc., a Pennsylvania corporation ("Old Guard"), dated as of December 2, 1998 (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, the Company and SCAC will sell to Old Guard and Old Guard will buy from the Company and SCAC all of ISC's outstanding capital stock in exchange for cash and contingent consideration, all on the terms and conditions set forth in the Stock Purchase Agreement (the "Transaction"). ISC owns all of the capital stock of STIC, the Company's primary operating subsidiary and, following the consummation of the Transaction, ISC and STIC will become subsidiaries of Old Guard.

         The purchase price payable to the Company by Old Guard upon consummation of the Transaction is $6.75 million. In addition, SCAC will also be entitled to receive additional cash payments based on the pre-tax net income of ISC and its subsidiaries, including STIC, for each of the fiscal years ending December 31, 1999, 2000 and 2001. See "The Transaction." A copy of the Stock Purchase Agreement is attached to this Proxy Statement as Appendix A. The summary of the Stock Purchase Agreement set forth in this Proxy Statement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the text of the Stock Purchase Agreement. See "The Stock Purchase Agreement."

         Shareholders are entitled to assert dissenters' rights with respect to the Transaction under Section 909 of the Maine Business Corporation Act (the "MBCA"). In order for a shareholder to perfect dissenters' rights, a notice must be sent to the Company before the vote is taken on the Stock Purchase Agreement at the Special Meeting, and the shareholder must not vote in favor of the Transaction by proxy or otherwise. See "The Transaction - Rights of Dissenting Shareholders."

         The Company's Board of Directors has approved the nominees for election to the board and the Stock Purchase Agreement and has determined that the election and the Transaction are in the best interests of the Company and its shareholders and recommends that the shareholders vote "FOR" approval of these proposals at the Special Meeting.

         This proxy statement is being mailed to registered holders of Common Stock on or about January 28, 1999.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C.
20549-1004, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

         No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. The delivery of this Proxy Statement shall not, under any circumstances, create an implication that there has been no change in the affairs of the Company or the information set forth herein since the date of this Proxy Statement.




                           FORWARD-LOOKING STATEMENTS

         Certain   statements   in   this   Proxy   Statement   may   constitute
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Among other things, these statements relate to the financial conditions, results of operations and businesses of the Company and STIC. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its and STIC's business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

         In connection with the Transaction, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) revenues of STIC following the Transaction are lower than expected; (ii) competitive pressure in the title insurance industry increases significantly; (iii) general economic conditions, either nationally or in one or more of the states in which STIC will conduct business, are less favorable than expected; or (iv) legislation or regulatory changes adversely affect the businesses conducted by the Company.

         In connection with the title insurance industry in general, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) the costs of producing title evidence are relatively high, whereas premium revenues are subject to regulatory and competitive restraints; (ii) the amount of title insurance business available is influenced by housing starts, housing resales and commercial real estate transactions; (iii) real estate activity levels have historically been cyclical and are influenced by such factors as interest rates and the condition of the overall economy; (iv) the value of the Company's investment portfolio is subject to fluctuation based on similar factors; (v) the title insurance industry may be exposed to substantial claims by large classes of claimants; and (vi) the industry is regulated by state laws that require the maintenance of minimum levels of capital and surplus and that restrict the amount of dividends that may be paid by the Company's insurance subsidiaries without prior regulatory approval.

         The Company cautions that the foregoing lists of important factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the Company.

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
Available Information...............................................................2
Forward-Looking Statements..........................................................2
Voting Rights.......................................................................6

                       PROPOSAL ONE: ELECTION OF DIRECTORS

Election of Directors...............................................................7
     Nominees for Election..........................................................7
     Executive Officers Who Are Not Directors.......................................8
     Security Ownership of Management and Certain Beneficial Owners.................9
     Committees of the Board of Directors...........................................9
     Director Compensation.........................................................10
     Executive Compensation........................................................10
     Stock Options.................................................................10
     Employment Agreements.........................................................10
     Transactions with Management..................................................11

               PROPOSAL TWO: APPROVAL OF STOCK PURCHASE AGREEMENT

The Transaction....................................................................12
     Description of the Transaction................................................12
     Old Guard.....................................................................12
     Background to the Transaction.................................................13
     Reasons for the Transaction...................................................15
     Effect of the Transaction on the Company's Shareholders.......................17
     Comparative Per Share Data....................................................17
     Opinion of the Company's Financial Advisor....................................18
     Interests of Certain Persons in the Transaction...............................20
     Regulatory Approvals..........................................................21
     Certain Federal Income Tax Consequences.......................................22
     Accounting Treatment..........................................................22
     Rights of Dissenting Shareholders.............................................22

The Stock Purchase Agreement.......................................................26
     Acquisition and Purchase Price................................................26
     Closing Date..................................................................26
     Representations and Warranties................................................26
     Certain Covenants of the Parties..............................................27
     Conditions to Closing.........................................................27
     Amendment, Waiver and Termination.............................................28
     Indemnification...............................................................29

Firstmark Corp.....................................................................30
     General.......................................................................30
     Legal Proceedings.............................................................30



                                      -4-

     Management's Discussion and Analysis of Financial Condition and
       Results of Operations.......................................................31
     Market for Common Equity and Related Shareholder Matters......................33

Pro Forma Financial Information (Unaudited)........................................35
     Pro Forma Balance Sheet.......................................................36
     Pro Forma Statements of Income................................................37

Independent Public Accountants.....................................................39

Proposals for 1999 Annual Meeting..................................................39

Other Matters......................................................................39

Appendix A:       Stock  Purchase   Agreement  by  and  among  Firstmark  Corp.,
                  Southern   Capital   Acquisition   Corporation,   a   Virginia
                  corporation,   Investors  Southern  Corporation,   a  Virginia
                  corporation,  and  Southern  Title  Insurance  Corporation,  a
                  Virginia  insurance  company,  and Old Guard  Group,  Inc.,  a
                  Pennsylvania corporation, dated as of December 2, 1998

Appendix B:       Opinion of Ferris, Baker Watts, Incorporated

Appendix C:       Section 909 of the Maine Business Corporation Act

Appendix D:       Interim  Financial  Statements for the period ended  September
                  30, 1998

                                  VOTING RIGHTS


         The Board of Directors has fixed the close of business on January 22, 1999 as the record date (the "Record Date") for the determination of the Company's shareholders entitled to notice of and to vote at the Special Meeting, or any adjournment or postponement thereof. On the Record Date, there were 5,319,876 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Special Meeting. A majority of the shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting.

         Approval of the Transaction requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. As of the Record Date, directors and executive officers of the Company and their affiliates owned beneficially 1,088,595 shares of Common Stock, or approximately 20.5% of the shares of Common Stock outstanding on such date. The directors and executive officers of the Company have indicated their intention to vote their shares of Common Stock in favor of the Transaction.

         The cost of soliciting proxies for the Special Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

         Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Special Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about January 28, 1999 to all shareholders entitled to vote at the Special Meeting.

         A shareholder may abstain or (only with respect to the election of directors) withhold his vote (collectively, "Abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

         A broker who holds shares in "street name" has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a "broker nonvote." Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted for purposes of determining the existence of a quorum, and also will not be counted as not voting in favor of the particular matter.

         The Board of Directors is not aware of any matters other than those described in the Proxy Statement that may be presented for action at the Special Meeting. However, if other matters do properly come before the Special Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees for Election

         The Board of Directors consists of three directors, all of whom are nominated for election as directors at the Special Meeting.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the three nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

         Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Special Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

         The biographical information that follows discloses each nominee's age, business experience and the year each individual was first elected to the Board of Directors. George H. Morison and Steven P. Settlage are being presented to shareholders as nominees for the first time.

Donald V. Cruickshanks, 41, has been President and Chief Executive Officer of the Company since January 24, 1997 and has been a Director since June 1996.
         Mr. Cruickshanks served as President of Southern Capital Corp. ("SCC") from 1992 through 1996, and has served as President and Chief Executive Officer of STIC since 1984. Mr. Cruickshanks is also Chairman of STIC. Mr. Cruickshanks is also President of Southern Abstractors Corporation, Southern Title Agency Corporation, Glasgow Enterprises Corp. and Southern Title Services, Inc., all of which are subsidiaries of ISC. He received his undergraduate degree from Randolph Macon College in 1979.

George   H. Morison,  54, has been a director  since  November 1998.
         Mr. Morison has served as President and Chief Operating Officer of Patient First Corporation, a provider of primary medical care based in Richmond, Virginia, since 1986. Mr. Morison received his undergraduate degree from the University of Virginia in 1968 and his M.A. from Virginia Polytechnic Institute & State University in 1977.

Steven P. Settlage, 47, has been a director since May 1998.
         Mr. Settlage has served as President and Director of Rowe Development Company, a commercial real estate development company in Richmond, Virginia, since 1988, as President and Director of Phoenix Ventures, Ltd., a real estate investment and consulting firm in Richmond, Virginia, since 1992, and as President and Director of Tascon Group, Inc., a residential real estate development company in Richmond, Virginia, since 1996. From 1995 to 1997, he also served as Chairman of Zone Management, Inc., an entertainment company in Richmond, Virginia. Mr. Settlage received his undergraduate degree from Vanderbilt University and his J.D. degree from Washington and Lee University.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Executive Officers Who Are Not Directors

         Ronald C. Britt, 46, has been Chief Financial Officer and Treasurer of the Company since May 1997. Prior to his engagement by the Company, Mr. Britt was self-employed as an accounting and business consultant. He is a certified public accountant and has over 15 years experience in public accounting. Mr. Britt is a 1974 graduate of the University of Virginia.

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of January 22, 1999 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each nominee and director of the Company, and (iii) all of the directors and executive officers of the Company as a group. For the purposes of the following table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days. Except as otherwise indicated (i) each stockholder identified in the table possesses sole voting and investment power with respect to his shares, and (ii) the mailing address of each individual is Firstmark Corp., P.O. Box 1398, Richmond, Virginia 23218.

Name                                         Common Stock              Percent
----                                         ------------              -------

Donald V. Cruickshanks                          1,065,995                20.1%
George Morison                                     10,000                 0.2%
Steven P. Settlage                                 12,600                 0.2%

All Directors and executive officers as a
   group (4 persons)                            1,088,595                20.5%

The H. William Coogan Irrevocable Trust         1,162,903                21.9%
Susan C. Coogan (1)
c/o Davenport & Company LLC
P.O. Box 85678
Richmond, Virginia  23285


H. William Coogan, Jr.                          1,001,389                18.9%
1251 Avenue of the Americas, 51st Floor
New York, New York  10020

----------
(1) Ms. Coogan is sole trustee of The H. William Coogan Irrevocable Trust.

Committees of the Board of Directors

         There were four meetings of the Board of Directors in 1998. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 1998.


         The Audit Committee of the Board of Directors was created on February 20, 1998 and currently consists of Messrs. Cruickshanks, Morison and Settlage and is responsible for reviewing the scope and results of the annual audit of the Company, reviewing the internal accounting and control systems and reviewing and recommending the auditors to be appointed by the Board of Directors. The Company does not have a standing nominating or compensation committee.

Director Compensation

         Messrs. Morison and Settlage will receive a fee of $500 for each meeting of the Board of Directors that they attend, including travel expenses. Messrs. Morison and Settlage also received grants of 10,000 shares of Common Stock each for their service as directors and as consultants to the Company prior to their respective appointments to the Board of Directors. Mr. Cruickshanks does not receive any compensation for his service on the Board of Directors.

Executive Compensation

         The following table summarizes the compensation paid or accrued to the Chief Executive Officer of the Company for the last three fiscal years in all capacities in which he served the Company and its subsidiaries.


                           Summary Compensation Table


                                                                             Annual Compensation
                                                                             -------------------

Name and                                                                                            Other Annual
Principal Position                           Year             Salary ($)          Bonus ($)         Compensation
------------------                           ----             ----------          ---------         ------------
Donald V. Cruickshanks, President             1998             140,000             61,637                (4)
  and Chief Executive Officer (1)             1997             135,000              6,436                (4)
                                              1996 (2)          68,282                -                  (4)
                                              1996 (3)         126,975                -                  (4)
----------


(1) Mr. Cruickshanks was elected President and Chief Executive Officer on January 24, 1997. Prior to January 24, 1997, he served as President of SCC. SCC merged with and into a subsidiary of the Company on June 7, 1996. Mr. Cruickshanks also serves as President and Chief Executive Officer of STIC.

(2)    Six months ended December 31, 1996.
(3)    Fiscal year ended June 30, 1996.
(4) The value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus shown in the table.

         The executive officers of the Company participate in other benefit plans provided to all full-time employees of the Company who meet eligibility requirements, including group life insurance, hospitalization and major medical insurance.

Stock Options

         There were no stock options granted to or exercised by the executive officer named in the "Summary Compensation Table" above during the year ended December 31, 1998.

Employment Agreements

         STIC and Donald V. Cruickshanks, the President and Chief Executive Officer and a Director of the Company, are parties to an employment agreement for a term commencing January 2, 1998, and terminating December 31, 2000. The agreement provides for his employment as President and Chief Executive Officer of STIC. Under the agreement, Mr. Cruickshanks is entitled to base compensation of $140,000 per year, with an increase in compensation of $5,000 per year. Mr. Cruickshanks is entitled further to receive additional compensation in an amount up to 10% of the annual after-tax profits of STIC. Mr. Cruickshanks may terminate his employment at any time by giving STIC 30 days' notice of such termination.

         As a condition to the obligations of the Company and Old Guard under the Stock Purchase Agreement, Mr. Cruickshanks must enter into a new employment agreement with STIC and Old Guard for the period from January 1, 1999 through December 31, 2001. Such employment agreement will supercede Mr. Cruickshanks' current employment agreement with STIC upon the consummation of the Transaction. See "The Transaction - Interests of Certain Persons in the Transaction."

Transactions with Management

         The Company obtains certain related party receivables and payables in the normal course of business and through advances for accommodation. In addition, the Company has certain loans receivable from related parties at terms consistent with those provided to other customers. The loans are substantially secured by real estate mortgages. The balances at September 30, 1998 that reflected advances and loans to former employees of Firstmark Financial Services (formerly Financial Capital Corp.), a subsidiary of the Company until January 24, 1997, amounted to $37,304.

         Prior to January 24, 1997, the Company leased its executive and administrative offices, consisting of approximately 4,000 square feet of commercial space, from the Pinnacle Investment Group ("Pinnacle"), a group consisting of four individuals, one of whom was an officer of the Company at the time that the lease was signed. This facility was leased from Pinnacle under a fifteen year lease terminating on December 31, 2003. The lease was renewable and negotiable after five years. Effective January 24, 1997, Firstmark Financial Services (formerly Financial Capital Corp.), a former subsidiary of the Company, assumed the lease obligation. The Company owned the parcel of land on which its administrative offices were located. On January 27, 1997, Pinnacle purchased the land for $55,000.

                                  PROPOSAL TWO
                      APPROVAL OF STOCK PURCHASE AGREEMENT

                                 THE TRANSACTION

         The following information relating to the Transaction is qualified in its entirety by reference to the other information contained elsewhere in this Proxy Statement, including the Appendices hereto, and the documents incorporated herein by reference. A copy of the Stock Purchase Agreement is attached as Appendix A to this Proxy Statement and reference is made thereto for the complete terms of the transaction. Shareholders are urged to read the Stock Purchase Agreement and each of the other Appendices hereto carefully.

Description of the Transaction

         The Company is the parent company of SCAC, which owns all of the outstanding shares of the capital stock of ISC. ISC is a holding company and owns all of the outstanding shares of the capital stock of STIC, a title insurance company, as well as several other entities conducting activities related to the title insurance and settlement business. Pursuant to the terms of the Stock Purchase Agreement, Old Guard will purchase all of the outstanding shares of ISC's capital stock held by SCAC in exchange for cash. As a result, ISC and STIC, the Company's principal operating subsidiary, will become wholly owned subsidiaries of Old Guard.

         The purchase price to be paid by Old Guard consists of two components: cash paid upon the consummation of the Transaction and a three year earn-out to be paid, if earned, in cash in 2000, 2001 and 2002. Upon the consummation of the Transaction, Old Guard will pay to SCAC $6.75 million by wire transfer of immediately available funds. In addition, in 2000, 2001 and 2002, SCAC will receive additional cash payments based on the pre-tax net income of ISC and its subsidiaries, including STIC, for each of the fiscal years ending December 31, 1999, 2000 and 2001. Such earn-out payments will be paid in cash within 90 days following the end of each such fiscal year and will be in an amount equal to 25% of (i) the pre-tax net income of ISC and its subsidiaries, including STIC, for such fiscal year less (ii) the cumulative net loss of ISC and its subsidiaries during all such prior fiscal years.

         Pursuant to the Stock Purchase Agreement, Old Guard has agreed to continue to operate ISC and its subsidiaries in a manner that is consistent with past practice. In addition, Old Guard has agreed that, when determining ISC's pre-tax net income, it will not allocate against the revenues of ISC and its subsidiaries any liabilities or expenses that did not arise in the ordinary course of business. Finally, Old Guard has agreed that it will not transfer any of the business operations of ISC and its subsidiaries to itself or one of its own subsidiaries or sell, assign or otherwise transfer the business of ISC and its subsidiaries to a third party, whether by sale of assets or stock, merger or otherwise.

         The MBCA entitles any of the Company's shareholders to exercise his or her dissenters' rights with respect to the Transaction. See "- Rights of Dissenting Shareholders."

Old Guard

         Old Guard was incorporated under the laws of the Commonwealth of Pennsylvania in May 1996 for the purpose of serving as a holding company for Old Guard Insurance Company, Old Guard Fire Insurance Company, and First Patriot Insurance Company (collectively, the "Insurance Companies"). On

February 11, 1997, Old Guard became a holding company for the Insurance Companies upon the completion of their conversion from Pennsylvania mutual insurance companies to Pennsylvania stock insurance companies and the simultaneous acquisition of the capital stock of each of the Insurance Companies by Old Guard pursuant to a Joint Plan of Conversion adopted by the Boards of Directors of Old Guard and the Insurance Companies on May 31, 1996, as amended and restated on July 19, 1996 and January 10, 1997.

         Old Guard's executive offices are located at 2929 Lititz Pike, Lancaster, Pennsylvania 17601, and its main telephone number is (717) 569-5361.

Background to the Transaction

         Through STIC, the Company is principally engaged in the business of issuing title insurance. STIC, through affiliate companies, also holds joint venture interests in title insurance agencies that operate in STIC's primary markets. The Company makes venture capital and real estate investments either in the form of pure equity investments or in the form of loans with an equity participation feature. Until January 24, 1997, former subsidiaries of the Company traded public stocks and bonds and provided financial consulting services to individuals and institutions.

         In June 1996, the Company acquired STIC through the merger of Southern Capital Corp. ("SCC"), the parent company of ISC, with and into SCAC, a
subsidiary   created  by  the  Company  to  effect  the  merger.  The  Company's acquisition of STIC quadrupled its revenues and doubled its assets, as the Company sought to grow by acquisition. The primary goal of the shareholders of SCC was to diversify their holders out of the title insurance business. In addition, they sought to create public ownership of STIC, whereby it could obtain additional resources to promote growth and expansion. The shareholders of SCC, which included Mr. Cruickshanks, received shares of the Company's Series A Preferred Stock, which were convertible into shares of Common Stock, in connection with the merger and became directors of the Company.

         Following the acquisition of SCC and STIC, the Company's management and new directors began a close examination of the Company's operations and investments to determine resources available to promote the Company's continued growth and to map out a plan to maximize shareholders' equity. Management reviewed the Company's significant venture capital and real estate investments, as well as the equity and other investments in micro-cap stocks and start-up companies. The result of the review was the realization that the quality of many of these assets were questionable and that they were not easily liquidated so that the funds could be put to other use, as needed. The value of a number of the Company's venture capital investments and loans to several start-up companies, where the future value and collectibility of such amounts were uncertain, had to be written down or completely written off. In addition, in December 1996 and January 1997, the Company closed or transferred several of its operations and subsidiaries that were operating unprofitably. The remaining assets of the Company were venture capital and real estate investments, which were not liquid, and STIC, as the primary operating unit.

         Although STIC was profitable for the year ended December 31, 1997 and the nine months ended September 30, 1998, the Company was unable, for regulatory reasons, to access the capital resources that were available at the subsidiary level to improve the liquidity of the Company. As a title insurance company domiciled in Virginia, STIC is subject to regulations that require it to maintain minimum statutory capital and surplus. Additionally, STIC is required by state statute to maintain assets of a statutorily defined quality in an amount equal to its total liabilities, determined on a statutory basis, plus an additional amount equal to 50% of statutory equity. State regulations also limit the types of investments that STIC can make to relatively secure investments, which traditionally have low yields. Such regulatory mandates make the payment of a dividend to the Company or the use of available funds to promote the Company's growth difficult.

         In August 1997, the Board of Directors instructed Donald V. Cruickshanks, President and Chief Executive Officer, to retain a financial advisor to explore strategic business and financial alternatives for STIC. On September 2, 1997 the Company engaged Ferris, Baker Watts, Incorporated ("FBW") to advise and assist the Company in this task. FBW contacted potential acquirers by phone and formally sent an executive summary or a discussion memorandum to certain acquirers to initiate a sale transaction for STIC. These potential acquirers included national and regional title insurance companies, property and casualty insurance companies, financial institutions, real estate developers and brokers, other synergistic acquirers and financial buyers. During FBW's preliminary discussions with interested acquirers, it became clear that Old Guard was willing to offer the best price and terms for the purchase of STIC.

         As a result of FBW's effort, Old Guard became interested in investigating the acquisition of STIC in early 1998. As described above, Old Guard was not engaged in the title insurance business and was interested in adding profitable operations in other areas to offset the vulnerability to certain risks inherent in the property and casualty lines of insurance, including the size and frequency of claims, escalating damage awards and natural disasters. From early 1998 through August 1998, the managements of the Company and Old Guard worked together to discuss and examine all aspects of the potential acquisition of STIC. During this time, the managements focused on the potential integration of the operations of Old Guard and STIC and the resulting economic effects, the performance of due diligence reviews and the basic terms of a proposed transaction. The investigation of these matters resulted in a formal offer for the acquisition of STIC, which was negotiated over the period beginning on September 23, 1998 until its execution. During this time, representatives of the Company and Old Guard, together with their respective legal and financial advisors, consulted frequently to identify and resolve open issues and to negotiate the final terms of the Stock Purchase Agreement.

         A meeting of the Board of Directors of the Company was held on December 1, 1998 to consider the Stock Purchase Agreement and the transactions contemplated thereby. At this meeting, presentations on the Transaction were made to the Company's Board of Directors by members of the senior management of the Company; the Company's legal advisors reviewed the terms of the Stock Purchase Agreement and advised the Board of Directors of required corporate and governmental approvals; and FBW made a presentation regarding its financial analysis of the transaction and delivered its written opinion to the Company's Board of Directors that, as of the date of such opinion and based upon and subject to the matters stated therein, the consideration to be paid to the Company pursuant to the Stock Purchase Agreement was fair, from a financial point of view, to the holders of Common Stock. After discussion and consideration of the terms of the Stock Purchase Agreement and transactions contemplated thereby, the Company's Board of Directors approved the terms of the Stock Purchase Agreement and authorized the execution of the Stock Purchase Agreement.

         The parties then proceeded, following approval by the Board of Directors of Old Guard and finalization of the documents, to execute the Stock Purchase Agreement on December 2, 1998, subject to shareholder and regulatory approvals and satisfaction of all conditions set forth in the Stock Purchase Agreement. Thereafter, on December 3, 1998, the Company and Old Guard publicly announced that they had agreed to the acquisition by Old Guard of ISC and STIC.

Reasons for the Transaction

         The primary reasons that the Board of Directors approved the Transaction are the availability of new capital resources to the Company and the resulting flexibility to the Company with respect to future strategic planning. The Board of Directors also considered other factors in determining to approve the Transaction, which factors are described in further detail below.

         Prior to the merger of SCC and SCAC in June 1996, the Company's previous management had made several investments in start-up companies that resulted in losses to the Company. As a result, the Company experienced unprofitable operations. While STIC has shown recent profitability, the Company was unable to improve its liquidity position with capital resources that may be available from STIC. As described above, insurance regulations limit the amount of capital that the Company is able to access from STIC. As a result, such limitations limit further the ability of the Company's management to execute any future strategic planning, other than to deal with its current assets as efficiently as possible. While STIC's profitability may provide accessible resources to the Company in the future, such profitability can be cyclical due to the nature of title insurance operations.

         In addition, on March 1, 1999, $485,000 of the Company's 9.0% convertible notes (the "Convertible Notes") will become due. While the Company currently has an available line of credit in an amount of up to $500,000, the Company has borrowed from time to time against this line of credit, and the available balance thereunder is not likely to be sufficient to satisfy the payments that will be required to be made to the holders of such Convertible Notes. In addition, even if the available balance were sufficient to satisfy such payments, the Company would have to obtain written approval from its lender prior to using any amounts to satisfy term debt, which would include the Convertible Notes. There is currently no expectation that the payment terms of the Convertible Notes can be restructured prior to the required payments. See "Firstmark Corp. - Management's Discussion and Analysis of Financial Condition and Results of Operations."


         As a result of the Transaction, additional capital resources will be available to the Company. Following the consummation of the Transaction, the Company will receive $6.75 million in cash (minus transaction and other costs estimated to total $565,000), with additional earn-out payments possible for each of the next three fiscal years. In addition, this additional capital will allow the Board of Directors to examine its plans for 1999 and beyond, without regulatory limitations on the use of its capital resources.


         The Board of Directors will use a certain amount of the capital to pay off $485,000 of the Convertible Notes that will be due March 1, 1999. While the Board of Directors has not given formal consideration to any additional plans, the Board of Directors expects that such consideration will include new and different venture capital or other investments, the pursuit of strategic alliances or acquisitions of new operating subsidiaries, or the liquidation of the Company. Until such time as the Company makes a final determination as to the use of the consideration, it expects to invest the proceeds of the Transaction in short-term certificates of deposit, money market funds or other short-term, investment-grade, interest-bearing investments.

         The Company's Board of Directors also considered the material factors described below in reaching its determination to approve the Transaction and the Stock Purchase Agreement, and the transactions contemplated thereby. Due to the variety of factors that the Board of Directors considered in connection with its evaluation of the Transaction and the Stock Purchase Agreement, the Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to these material factors. After it examined all of the following factors both individually and taken together, the Board of Directors determined that the Transaction and the Stock Purchase Agreement were in the best interests of the Company and its shareholders.

o The Board of Directors reviewed the historical and current financial condition, results of operations, prospects, and business of the Company as well as the future prospects of the Company absent a transaction such as the Transaction.

o The Board of Directors considered the Company's potential for development of new opportunities, the risk that such opportunities might not materialize, the fact that the Company could be required to increase substantially its borrowings and to seek new infusions of capital in order to benefit from such opportunities, and the increased risk associated with financing and developing any such opportunity.

o Representatives of FBW made a presentation to the Board of Directors at its December 1, 1998, meeting and delivered the FBW Opinion that, as of December 1, 1998, and based upon and subject to the assumptions, limitations, and qualifications set forth in such opinion, the consideration to be paid to the Company in connection with the Transaction is fair to the Company's shareholders from a financial point of view. See "- Opinion of the Company's Financial Advisor."

o        The Board of Directors  considered  current  market  conditions  in the
         title  insurance  industry,   historical  market  prices,  and  trading
         information for shares of Common Stock.

o There was a general perception in the market, which the Company's management confirmed in discussions with various investment bankers, that the environment for insurance company mergers and acquisitions was particularly strong in 1998.

o Based on the analysis of the Company, the insurance industry, and the market generally by the Company's management, the Company's financial advisor contacted potential buyers directly and had preliminary discussions with certain buyers, resulting in the proposal from Old Guard, who was willing to offer the best price and terms for the purchase of STIC.

o The Stock Purchase Agreement is the result of arm's-length negotiations with Old Guard and includes Old Guard's agreement to pay approximately $6.75 million dollars in cash to the Company, plus 25% of ISC's pre-tax net income for the next three fiscal years, as consideration for the Transaction.

o The Stock Purchase Agreement limits the Company's ability to consider other proposals, which could be more attractive.

o The Transaction is subject to regulatory approvals, including the approval of the Virginia Bureau of Insurance. Any delays in obtaining such approvals could prevent the timely consummation of the Transaction and result in additional expenditures by the Company. See "-- Regulatory Approvals."

o The Board of Directors concluded that the various matters described under "Interests of Certain Persons in the Transaction" do not outweigh or materially detract from the benefits of the Transaction to the Company.

o The Transaction will benefit the Company's other constituencies, including its employees and customers, since STIC will be purchased intact by Old Guard, which is a larger company with greater financial resources. Old Guard by agreement will provide an additional $750,000 to STIC's capital and surplus after the Transaction is closed.

         Based on the foregoing, the Board of Directors believes that the Transaction is in the best interests of the Company and its shareholders and recommends that the shareholders vote "FOR" approval of the Stock Purchase Agreement and the transactions contemplated thereby.

Effect of the Transaction on the Company's Shareholders

         If the Transaction is consummated, the Company's shareholders will retain their equity interest in the Company, and the Transaction will not result in any changes in the rights of the Company's shareholders.

Comparative Per Share Data

         The following table sets forth income, cash dividends and book value per share of Common Stock on a historical basis and on a pro forma basis. Pro forma information gives effect to the Transaction and reflects certain assumptions  described  in  the  notes  to the  unaudited  Pro  Forma  Financial
Information. The data set forth below should be read in conjunction with the audited and unaudited consolidated historical financial statements of the Company, including the notes thereto, which are contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "Annual Report"), which was filed with the Commission on April 20, 1998, and attached to this Proxy Statement as Appendix D, and the unaudited Pro Forma Financial Information, including the notes thereto, appearing elsewhere in this Proxy Statement. See "Pro Forma Financial Information (Unaudited)." A copy of the Annual Report, including financial statements, is being mailed to the Company's shareholders with this Proxy Statement. The financial information contained in the Annual Report is incorporated by reference into this Proxy Statement.


                                                              Nine Months Ended                  Year Ended
                                                              September 30, 1998             December 31, 1997
                                                              ------------------             -----------------
                                                                             (Per Common Share)
Income (Loss):
   Historical per common share and common share
     equivalent - basic and diluted................               $   0.03                      $   (0.26)
   Pro forma per common share and common share
     equivalent - basic and diluted (1)............                  (0.06)                         (0.23)

Dividends:
   Historical......................................                   0.00                           0.00
   Pro forma (1)...................................                   0.00                           0.00

Book Value (at end of period):
   Historical......................................                   1.68
   Pro forma (1)...................................                   1.09

----------
(1)      See "Pro Forma Financial Information (Unaudited)."

Opinion of the Company's Financial Advisor

         The Company retained Ferris, Baker Watts, Incorporated ("FBW") to act as its financial advisor in connection with the Transaction. FBW was also retained to render a written opinion to the Company's Board of Directors as to the fairness, from a financial point of view, to the holders of the Common Stock of the consideration to be paid to the Company and SCAC by Old Guard under the Stock Purchase Agreement.

         On December 1, 1998, FBW delivered to the Company's Board of Directors its opinion, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the sale of the capital stock of ISC for $6.75 million, plus 25% of STIC's pre-tax net income for each of the three years ending December 31, 2001, to Old Guard is fair to the Company's shareholders from a financial point of view. On January 28, 1999, the date of this Proxy Statement, FBW delivered to the Company's Board of Directors an updated opinion to the effect that the terms of the Transaction are fair to the Company's shareholders from a financial point of view (the "FBW Opinion"). In rendering the FBW Opinion, FBW did not undertake to update its analysis or take into consideration facts or events occurring after December 1, 1998.


         The full text of the FBW Opinion, which sets forth certain assumptions made, matters considered and limitations on review undertaken is attached as Appendix B to this Proxy Statement, is incorporated herein by reference and should be read in its entirety in connection with this Proxy Statement. The summary of the FBW Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the FBW Opinion. The FBW Opinion is directed only to the fairness, from a financial point of view, to the holders of the Common Stock of the consideration to be paid to the Company and SCAC by the Old Guard and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on any and all matters related to the Transaction.

         In arriving at its written opinion, FBW reviewed the Stock Purchase Agreement, selected audited public and unaudited internal financial information of the Company and STIC, and financial projections prepared by the Company's management. FBW also held discussions with the management of STIC regarding the past and current business operations and financial condition, as well as the future prospects, of STIC. In general, these discussions centered on (i) STIC's market position, competitive position, business plan and historical and projected financial performance; (ii) the Company's market position, competitive position and business plan; and (iii) the history of similar transactions in the title industry and the opportunities available to the Company in relation to STIC. FBW reviewed specific data regarding the valuation of companies in STIC's industry and utilized its own expertise in merger, acquisition and divestiture transactions and valuations.

         In rendering the FBW Opinion, FBW assumed and relied upon the accuracy and completeness of all financial and other information that it reviewed, whether publicly available or provided to FBW by the Company and STIC. FBW did not assume any responsibility for independent verification of such information. FBW further expressed no opinion as to the value to be received by holders of interests who may exercise their dissenters' rights under the MBCA.

         FBW considered several valuation methods to evaluate the effect of the Transaction on shareholders of the Company and STIC including: (i) the discounted future free cash flows of STIC; (ii) the earnings and multiple comparisons to publicly traded companies engaged in similar businesses as STIC;
(iii) the merger and acquisition activity of companies engaged in similar businesses; and (iv) the control premiums paid by acquirers over the market price of target companies prior to the takeover announcement date. FBW relied most heavily upon the discounted future free cash flows method due to the fact that, of the methods used, it is the only method that derives value from the cash flows that should be generated from the business or assets under consideration. The conclusion reached by FBW regarding the transaction price using the discounted future free cash flow valuation method is supported by the other valuation methods.

         The discounted future free cash flows methodology is premised on the assumption that a buyer purchases a time series of free cash flows that are generated by the assets of a business. This analysis separates and ascribes value only to the cash flows that can ultimately be taken out of the business. Cash that is generated but used to sustain the business (such as increases in working capital and capital expenditures) creates no incremental value to the buyer. These free cash flows are then discounted to the present at the firm's weighted average cost of capital. The weighted average cost of capital can be described as the average price that a company must pay to attract both debt and equity to properly capitalize the firm's growth. It is this series of free cash flows that, when discounted to the present, and after subtracting claims by debt holders and others, represents the economic value of a company to its shareholders.

         The accuracy of this method of valuation depends largely on the quality of the projections prepared in connection with the analysis of the Transaction. STIC incurred operating and net losses in 1995 and 1996. Due to better overall market conditions and improvement measures implemented by management, STIC incurred slight operating and net profits in 1997. As a result of these measures, STIC's operating income for the nine months ended September 30, 1998 was $630,000.

         FBW also compared the purchase price in the Transaction to the value paid for publicly-traded title insurance companies in recent acquisitions. This analysis found that these companies, which were significantly larger than STIC at the time of the acquisition, were acquired for a premium relative to the book value of the particular company's capital stock. FBW concluded that this
analysis  was  not   instructive  due  primarily  to  the  facts  that  STIC  is significantly smaller than any of the comparison companies and has a more limited geographical market and that there was an absence of interested buyers at a price equal to or above STIC's book value.

         Relying on projections as the basis of the discounted cash flow analysis, FBW determined that the intrinsic equity value for STIC was $6.7 million. The total transaction value negotiated in the Transaction is $7.84 million, representing $6.75 million in cash and $1.09 million in future earn-out payments. This negotiated value is a 17.06% premium over the intrinsic value of STIC.

         If STIC does not meet the projections relied upon for the discounted cash flow analysis, the earn-out payments will be less than set forth above, or they may not be payable. In the event that STIC receives no earn-out payment, the intrinsic value of STIC would be substantially less than $6.7 million. In such a circumstance, a premium to the Company would be generated, as the cash portion received by the Company in the Transaction would exceed the recalculated intrinsic value.

         During its engagement, FBW contacted potential acquirers to initiate a transaction for the sale of STIC. Additionally, FBW sent an executive summary or an information memorandum to certain of these potential acquirers. As a result, the transaction value for STIC's securities was market-tested, which provides the most credible support for the fairness from a financial point of view, of the consideration to be paid to the Company by Old Guard in relation to the purchase of STIC.

         Following its analysis, FBW concluded:

         1. The fact that the total transaction value exceeds the intrinsic value of STIC's cash flows based on the discounted cash flow analysis supports the fairness, from a financial point of view, of the consideration to be paid to the Company in relation to the sale of STIC; and

         2. The transaction value paid by Old Guard for the purchase of STIC represents a 154.67% premium over the Company's market capitalization as of December 1, 1998, based on the closing bid price of shares of Common Stock for the preceding 60-day period.


         The Company engaged FBW as its financial advisor on September 2, 1997. FBW will receive a fee of approximately $215,000, which is conditioned upon consummation of the Transaction and is partly based on the achievement of certain earn-out assumptions. The payment of these fees is not contingent upon FBW rendering a favorable opinion with respect to the Transaction. The Company has agreed to reimburse FBW for its out-of-pocket expenses incurred in connection with the activities contemplated by its engagement, regardless of whether the Transaction is consummated. The Company has further agreed to indemnify FBW against certain liabilities, including liabilities under the federal securities laws.


         FBW is a nationally recognized investment banking firm and was selected by the Company based on FBW's experience and expertise. FBW regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Interests of Certain Persons in the Transaction

         In considering the recommendation of the Board of Directors of the Company with respect to the Transaction, shareholders should be aware that certain members of the Company's management have certain interests in the Transaction that are in addition to the interest of the Company's shareholders generally. The Company's Board of Directors was aware of these interests and considered them, among other factors, in approving the Transaction. These interests are described below.

         Employment Agreement with President and Chief Executive Officer. STIC and Donald V. Cruickshanks, the President and Chief Executive Officer and a director of the Company, are parties to an employment agreement for a term commencing January 2, 1998, and terminating December 31, 2000. The agreement provides for his employment as President and Chief Executive Officer of STIC. Under the agreement, Mr. Cruickshanks is entitled to base compensation of $140,000 per year, with an increase in compensation of $5,000 per year. Mr. Cruickshanks is entitled further to receive additional compensation in an amount up to 10% of the annual after-tax profits of STIC. Mr. Cruickshanks may terminate his employment at any time by giving STIC 30 days' notice of such termination. This agreement does not require STIC to make any severance payments to Mr. Cruickshanks in the event that he is terminated.

         Following the consummation of the Transaction, Mr. Cruickshanks' current employment agreement will be terminated, and Mr. Cruickshanks will be required to enter into a new employment agreement (the "Employment Agreement") with STIC and Old Guard for a three-year period beginning at the closing of the Transaction. Pursuant to the Employment Agreement, Mr. Cruickshanks will serve as President and Chief Executive Officer of STIC. STIC will pay Mr. Cruickshanks an annual base compensation of $145,000, with an increase of at least 4% per year. In addition, with respect to each of the fiscal years ending December 31, 1999, 2000 and 2001, Mr. Cruickshanks will receive incentive compensation in an amount equal to 10% of the annual after-tax profits of STIC. Such incentive compensation, however, may not exceed 50% of Mr. Cruickshanks' annual base salary unless STIC's after-tax net income for each such fiscal year, inclusive of such incentive compensation, equals or exceeds certain pre-determined levels. Mr. Cruickshanks will also be entitled to receive certain severance benefits upon the termination of the Employment Agreement, including due to a change-in-control of Old Guard or STIC. Each year, the term of the Employment Agreement will automatically be extended by one year, unless STIC or Mr. Cruickshanks gives notice 90 days prior to the anniversary date of the Employment Agreement.

         In addition, Old Guard will issue to Mr. Cruickshanks 1,000 shares of its common stock following the execution of the Employment Agreement and, thereafter, on each of the first four anniversaries of the Employment Agreement.

         While not a director or executive officer of the Company, Gerald W. Sklar, Executive Vice President and General Counsel of STIC, will also be required to enter into an employment agreement with STIC and Old Guard following the consummation of the Transaction. Mr. Sklar's employment agreement contains terms and provisions similar to those in the Employment Agreement.

         Payment to President and Chief Executive Officer. The Company's Board of Directors has determined that, upon the consummation of the Transaction, Mr. Cruickshanks will receive a cash payment in the amount of $75,000 from the Company. Since his appointment in January 1997, Mr. Cruickshanks has served uncompensated for his services as the Company's President and Chief Executive Officer. This payment represents compensation for the services that Mr. Cruickshanks rendered as President and Chief Executive Officer and in connection with the execution of a strategic plan for the sale of the Company.

         Following the consummation of the Transaction, Mr. Cruickshanks will continue as President and Chief Executive Officer of the Company. He will receive $2,000 per month as long as he remains in these positions.

         Satisfaction of Obligation to H. William Coogan, Jr. STIC and H. William Coogan, Jr., formerly a director of the Company, are parties to an agreement dated January 2, 1998, (the "Coogan Agreement"). Pursuant to the Coogan Agreement, Mr. Coogan agreed to terminate his employment contract with STIC as of December 31, 1997 and forego a lump sum payment of $270,000 payable upon such termination in return for STIC's agreement to pay Mr. Coogan $311,000 over a three-year period commencing January 2, 1998. Such payments take the form of monthly payments of $8,639, less applicable withholdings, a portion of which may be applied to health insurance, disability coverage and a leased automobile. STIC's obligation to make such monthly payments terminates on December 31, 2000. As a condition to the consummation of the Transaction, the Company must satisfy STIC's remaining obligations under the Coogan Agreement or provide security for the payment of the monthly benefits otherwise due to Mr. Coogan under the Coogan Agreement.

Regulatory Approvals

         The Transaction is subject to the receipt of necessary approvals from the Bureau of Insurance of the Commonwealth of Virginia (the "Bureau"). On December 14, 1998, Old Guard filed an Application for Approval of Acquisition of Control of or Merger with a Domestic Insurer (Form A) with the Bureau, the only state where such filing was required. The insurance laws and regulations of Virginia do not require a hearing by the Bureau before deciding whether to grant approval of an acquisition described in a Form A filing, but Old Guard would be entitled to such a hearing in the event that the Bureau proposed not to grant the approval. Approval by the Bureau was obtained on January 26, 1999.

Certain Federal Income Tax Consequences

         The consummation of the Transaction will not be a taxable event for federal income tax purposes for the shareholders of the Company.

         The consummation of the Transaction will be a taxable event for federal income tax purposes for the Company. Pursuant to the Stock Purchase Agreement, the Company and SCAC agreed to join with Old Guard in the filing of an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and any comparable election under state, local or foreign tax law. These elections will result in the Transaction being deemed to be a sale of ISC's assets for income tax purposes with ISC being deemed to have sold their assets while still a member of the Company's "affiliated group" (as defined in the Internal Revenue Code). Accordingly, the Company will recognize gain in the amount that the purchase price received exceeds the tax basis of the assets held by ISC and its subsidiaries. This gain will be offset by any available net operating losses of the Company prior to the determination of any tax liability. Based on financial information currently available, the Company estimates that no tax liability will be incurred under the Section 338(h)(10) election after offsetting net operating losses incurred to date.


         The discussion set forth above as to the material federal income tax consequences of the Transaction is based upon the provisions of the Internal Revenue Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, any of which may be changed at any time with retroactive effect. The discussion does not address any aspect of state, local or foreign taxation. No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth above.

Accounting Treatment

         The Transaction will be accounted for by the Company as a sale of assets and a transfer of certain liabilities. The Company expects to record a loss upon the consummation of the Transaction. Such loss will be reduced by any payments of contingent consideration that the Company may receive in connection with the Transaction following its closing.

Rights of Dissenting Shareholders

         Shareholders of the Company are entitled to appraisal rights in connection with the Transaction under Section 909 of the Maine Business Corporation Act (the "MBCA"). Section 909 is reprinted in its entirety in Appendix C to this Proxy Statement. The following discussion is not a complete statement of the law relating to statutory appraisal rights and is qualified in its entirety by reference to the full text of Section 909, which is incorporated herein by reference. Any holder who wishes to exercise statutory appraisal rights, or who wishes to preserve the right to do so, should review the following discussion and Appendix C carefully.

         IN VIEW OF THE COMPLEXITY OF SECTION 909 OF THE MBCA, SHAREHOLDERS OF THE COMPANY WHO ARE CONSIDERING DISSENTING FROM THE TRANSACTION SHOULD CONSULT THEIR LEGAL ADVISORS. FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF DISSENTERS' APPRAISAL RIGHTS UNDER THE MBCA AND WILL BIND THE SHAREHOLDER TO THE TERMS OF THE TRANSACTION.

         Pursuant to the Stock Purchase Agreement, the obligation of the Company to consummate the Transaction is conditioned upon, among other things, no more than 15% of the outstanding shares of Common Stock being the subject of appraisal rights pursuant to Section 909 of the MBCA. See "The Stock Purchase Agreement - Conditions to Closing."

         A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may wish to exercise.

         Shareholders  who  desire to  exercise  their  appraisal  rights  under
Section 909 must (i) deliver a written objection to the proposed Transaction to the Company prior to or at the Special Meeting (at P.O. Box 1398, Richmond, Virginia 23218, attention: Ronald C. Britt, Secretary; or at the Special Meeting at the One James Center, 901 East Cary Street, 17th floor, Richmond, Virginia 23219, attention: Ronald C. Britt, Secretary) and (ii) not vote in favor of the adoption of the Stock Purchase Agreement. The written objection must be in addition to and separate from any abstention or vote against the approval of the Stock Purchase Agreement. Voting against, abstaining from voting or failing to vote on the approval of the Stock Purchase Agreement will not constitute an objection to the Transaction within the meaning of Section 909. (Shareholders who timely file such written objection and who do not vote their shares in favor of the Transaction are referred to hereinafter as "Dissenting Shareholders".)

         In addition, if the Transaction is approved by the required vote, within 15 days after the date on which the vote of shareholders was taken (the "Shareholder Demand Date"), Dissenting Shareholders must make written demand on the Company for payment of the fair value of their shares of Common Stock. Such written demand must be delivered in person or by registered or certified mail to the Company (at its principal place of business at P.O. Box 1398, Richmond, Virginia 23218, attention: Ronald C. Britt, Secretary or at its registered office at 44 Elm Street, P.O. Box 708, Waterville, Maine 04901, attention:
William P. Dubord) and must specify the Dissenting Shareholder's current address. Dissenting Shareholders who fail to make such a written demand within such period in the prescribed form and manner lose their appraisal rights under
Section 909.

         A written demand for payment of the fair value of a Dissenting Shareholder's shares of Common Stock may not be withdrawn without the Company's consent. Any shareholder making an objection or demand pursuant to Section 909 will thereafter be entitled only to payment as provided therein and will not be entitled to vote or to exercise any other rights of a shareholder.

         At the time of filing with the Company the written demand for payment or within 20 days thereafter, Dissenting Shareholders must submit the certificate(s) representing their shares to the Company or its transfer agent for notation thereon that such demand had been made. Such certificate(s) will promptly be returned after entry thereon of such notation. A Dissenting Shareholder's failure to submit shares for notation shall, at the option of the Company, terminate such shareholder's rights under Section 909 unless a court of competent jurisdiction, for good and sufficient cause shown, shall otherwise direct.

         Section 909 requires the Company to give each Dissenting Shareholder who has made a demand as provided therein written notice that the Transaction has been effected and a written offer stating the price the Company deems to be the fair value of its shares of Common Stock, together with a balance sheet and profit and loss statement of the Company, as of the latest available date, for the 12-month period ended as of the date of the balance sheet. Such written notice, offer and financial statements must be provided within the later of 10 days after the closing of the Transaction or 10 days after the Shareholder Demand Date (the "Company Offer Date").

         If the Company and the Dissenting Shareholder agree on the fair value of the Dissenting Shareholder's shares within 20 days after the Company Offer Date, the Company must pay such fair value to the Dissenting Shareholder within 90 days after the closing of the Transaction upon surrender of the certificate(s) representing the shares(s) of Common Stock.

         If during the 20-day period following the Company Offer Date, the Dissenting Shareholder and the Company fail to agree on the fair value of the Dissenting Shareholder's shares of Common Stock and the Company receives a written demand for suit from any such Dissenting Shareholder within 60 days after the closing of the Transaction, the Company must file an action in the Superior Court of Kennebec County, Maine within 30 days of receipt of such written demand for a determination of the fair value of the shares. In the absence of such demand for suit, the Company may on its own accord bring an action in such court within 60 days after the closing of the Transaction. If the Company fails to file an action in such 60-day period, any remaining Dissenting Shareholder may do so in the Company's name. No such action may be brought by either the Company or any Dissenting Shareholder more than six months after the closing of the Transaction.

         The jurisdiction of the court in any such action to determine fair value is plenary and exclusive. All Dissenting Shareholders (other than those who have agreed upon the price to be paid for their shares) are parties to the proceedings and must be served with a copy of the complaint. All Dissenting Shareholders who are parties to the proceeding shall be entitled to judgment against the Company for the fair value of their shares, as fixed by the court.

         In any such proceedings, the court may appoint one or more persons as appraisers to recommend a decision on the question of fair value. The fair value of the shares shall be determined by the court as of the day prior to the date of the Special Meeting, excluding any appreciation or depreciation of shares in anticipation of the Transaction. The Maine Supreme Judicial Court, which is the highest court in the state, in a previous case determined the "fair value" of shares of the acquired company by reference to the shares' stock market price, net asset value and investment value as appropriately weighted. In that case, the court held that the "fair value" of shares as determined under Section 909 does not include any payment for a tender offer premium nor any consideration of the psychological injuries that may result from loss of ownership of shares. The methods used in that case, while not exclusive, suggest the types of factors likely to be considered by a Maine court in determining the "fair value" of the shares of Common Stock.

         Fair value, as determined by the court, is payable to each Dissenting Shareholder only upon and concurrently with the surrender to the Company of the certificates representing such Dissenting Shareholder's shares. Upon such payment, the Dissenting Shareholder ceases to have any interest in such shares. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable under the circumstances, from the date of the Special Meeting to the date of payment (unless the court finds that the refusal of the shareholder to accept the Company's offer for payment was arbitrary, vexatious or not in good faith).

         The costs and expenses of any such proceeding shall be determined by the court and will be assessed against the Company, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the Dissenting Shareholders who are parties to the proceeding to whom the Company shall have made an offer to pay for the shares if the court finds that the action of such Dissenting Shareholders in failing to accept the Company's offer was arbitrary, vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel or experts employed by any party unless the court otherwise orders for good cause. If, however, the fair value of the shares as determined by the court materially exceeds the amount which the Company offered to pay therefor, or if no offer was made, the court in its discretion may award to any Dissenting Shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert employed by such Dissenting Shareholder and may award such Dissenting Shareholder all or part of his or her attorney's fees and expenses.

         The foregoing description of Section 909 is not complete and is qualified in its entirety by reference to Appendix C hereto, which sets forth a complete copy of its provisions and which is incorporated herein by reference.

         Pursuant to the Stock Purchase Agreement, the obligation of the Company to consummate the Transaction is conditioned upon, among other things, no more than 15% of the outstanding shares of Common Stock being the subject of appraisal rights pursuant to Section 909 of the MBCA. See "The Stock Purchase Agreement - Conditions to Closing."

         Failure to follow the steps required by Section 909 of the MBCA for perfecting appraisal rights may result in the loss of such rights. In view of the complexity of Section 909 of the MBCA, shareholders of the Company who are considering dissenting from the Transaction should consult their legal advisors.

                          THE STOCK PURCHASE AGREEMENT

         The following is a summary of the material provisions of the Stock Purchase Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference. The following summary is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement.

Acquisition and Purchase Price

         Pursuant to the terms of the Stock Purchase Agreement, Old Guard will purchase all of the outstanding shares of ISC's capital stock held by SCAC in exchange for cash. Upon the consummation of the Transaction, Old Guard will pay to SCAC $6.75 million in cash. In addition, within 90 days following the end of each of the fiscal years ending December 31, 1999, 2000 and 2001, Old Guard will pay SCAC a cash amount equal to (i) 25% of the pre-tax net income of ISC and its subsidiaries, including STIC, for such fiscal year less (ii) the cumulative net loss of ISC and its subsidiaries during all such prior fiscal years.

         In connection with this future earn-out obligation, Old Guard has agreed to continue to operate ISC and its subsidiaries in a manner that is consistent with past practice. In addition, when Old Guard makes a determination of the amount to be paid, it will not allocate against the revenues of ISC and its subsidiaries any liabilities or expenses that did not arise in the ordinary course of business. Finally, Old Guard has agreed to neither transfer any of the business operations of ISC and its subsidiaries to itself or one of its own subsidiaries nor sell, assign or otherwise transfer the business of ISC and its subsidiaries to a third party, whether by sale of assets or stock, merger or otherwise.

Closing Date

         Subject to the conditions set forth in the Stock Purchase Agreement, the consummation of the Transaction will take place on such date as is mutually agreed by the parties, provided that all conditions to the consummation of the Transaction have been satisfied or waived. See "- Conditions to Closing."

         The Company currently expects that the closing of the Transaction will be in February 1999, but there can be no assurances as to whether or when the Transaction will occur.

Representations and Warranties

         The Stock Purchase Agreement contains customary representations and warranties by each of the Company and SCAC as to, among other things, (a)
organization, good standing and similar corporate matters; (b) the due authorization, adoption and enforceability of the Stock Purchase Agreement; (c) the absence of litigation seeking to enjoin the execution and delivery of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby; and (d) ownership of subsidiaries. In addition, Old Guard makes representations and warranties regarding (a) organization, good standing and similar corporate matters; (b) the due authorization, adoption and enforceability of the Stock Purchase Agreement; (c) capital structure; and (d) financial condition.

         The Stock Purchase Agreement also contains representations and warranties of the Company and SCAC relating to ISC, STIC and their subsidiaries, including, among other things, (a) organization, good standing and similar corporate matters; (b) capital structure and ownership of subsidiaries; (c) the accuracy of certain financial information that has been previously provided by the Company to Old Guard; (d) certain tax matters; (e) business affairs and the absence of any material adverse change thereto or other information not previously disclosed to Old Guard; (f) material contracts; (g) litigation proceedings; (h) outstanding loans; (i) required licenses, filings and approvals; (j) reinsurance policies and agreements; and (k) certain unresolved legal claims.

Certain Covenants of the Parties

         The Stock Purchase Agreement contains customary covenants applicable to transactions like the Transaction, including covenants relating to (a) the confidentiality of information obtained in connection with the Transaction, (b) the preparation and filing of proxy materials relating to approval of the Transaction by the Company's shareholders, and (c) the filing of an election under Section 338(h)(10) of the Internal Revenue Code, and any comparable election under state, local or foreign tax law, and other tax matters.

         Furthermore, the Company, SCAC, ISC and STIC jointly covenant and agree that ISC will, and will cause each subsidiary of ISC to, carry on its business in the usual and ordinary course and use its best efforts to preserve its business organizations intact and conserve the goodwill and relationships of its customers and others having business relations with it. These parties have also agreed to: (a) refrain from declaring any dividends or make any other distributions in respect of the capital stock of ISC; (b) each use its best efforts to assist in obtaining certain regulatory approvals and deliver related documents; (c) file all reports or returns required to be filed with any governmental agency consistent with past practices and promptly pay when due all taxes, assessments and governmental charges, including interest and penalties levied or assess, unless diligently contested in good faith by appropriate proceedings; (d) cease and terminate all efforts to offer, sell or solicit offers or respond to offers to purchase the stock or assets of ISC or STIC and any related discussion; and (e) pay to Old Guard an amount equal to the lesser of (i) 115% of Old Guard's identifiable out-of-pocket expenses or (ii) $100,000 in the event that the Stock Purchase Agreement is terminated by the Company in the event that holders of more than 15% of the outstanding shares of Common Stock exercise their dissenter's rights. The Company, SCAC, ISC and STIC have also agreed to pay $400,000 to Old Guard in the event that they enter into an agreement with any third party with respect to any merger, sale of stock or sale of all or substantially all of the assets of ISC or STIC.

         Old Guard has covenanted and agreed that it will, and will cause each of its subsidiaries to, carry on its business in the usual and ordinary course, and use its best efforts to preserve its business organizations intact and conserve the goodwill and relationships of its customers and others having business relations with it. In addition, Old Guard has agreed to do the following: (a) use its best efforts to assist in obtaining certain regulatory approvals and deliver related documents; (b) file all reports or returns required to be filed with any governmental agency consistent with past practices and promptly pay when due all taxes, assessments and governmental charges, including interest and penalties levied or assess, unless diligently contested in good faith by appropriate proceedings; (c) contribute $750,000 of additional capital in the form of equity to STIC promptly after the closing of the Transaction; (d) cause STIC to calculate its after-tax profits without regard to the requirements of a certain provision in the Stock Purchase Agreement regarding liabilities incurred but not reported in calculating the bonus payable to Donald V. Cruickshanks and Gerald W. Sklar, STIC's Executive Vice President and General Counsel, for calendar year 1998 pursuant to their employment agreements.

Conditions to Closing

         The obligation of the Company to close the Transaction is subject to various conditions that include the following: (a) all representations and warranties in the Stock Purchase Agreement of the Old Guard shall be true and correct in all material respects as of the closing of the Transaction; (b) Old Guard shall have complied in all materials respects with all covenants in the Stock Purchase Agreement (c) no pending litigation or administrative proceeding that would enjoin or otherwise delay or prevent the Transaction shall exist; (d) the Company or SCAC shall have delivered to Old Guard a wire transfer of $6.75 million and an opinion from Old Guard's counsel reasonably acceptable to the Company; (e) the Company's shareholders shall have approved the Stock Purchase Agreement and the transactions contemplated thereby; (f) holders of more than 15% of the issued and outstanding shares of Common Stock shall not have exercised dissenters' rights under the MBCA; (g) the Transaction shall have been approved by the Virginia Bureau of Insurance and other regulatory authorities whose approval is required to consummate the Transaction; and (h) the Company shall have received a written opinion from its financial advisor that the terms of the Transaction are fair from a financial point of view to the Company's shareholders.

         The obligation of Old Guard to close the Transaction is subject to various conditions that include the following: (a) all representations and warranties in the Stock Purchase Agreement of the Company shall be true and correct in all material respects as of the closing of the Transaction; (b) the Company shall have complied in all materials respects with all covenants in the Stock Purchase Agreement; (c) Old Guard shall have received approvals of, or grants or confirmations of exemptions from certain state insurance departments with respect to the acquisition by Old Guard of ISC capital stock; (d) no threatened or pending litigation or administrative proceeding that would enjoin or otherwise delay or prevent the Transaction or impair the ability to operate ISC or STIC shall exist; (e) no material adverse change, as defined in the Stock Purchase Agreement, has occurred with respect to STIC; (f) the Company or SCAC shall have delivered to Old Guard ISC's capital stock registered in the name of Old Guard, copies of certificates of STIC's good standing from applicable states, revisions or supplements to information previously disclosed to Old Guard, interim financial statements for STIC, and an opinion from the Company's counsel reasonably acceptable to Old Guard; (g) Donald V. Cruickshanks and Gerald W. Sklar shall have executed employment agreements with Old Guard and STIC; (h) Old Guard shall have received a opinion from its financial advisor that  the  Transaction  is fair  from a  financial  perspective  to Old  Guard's shareholders; (i) the Company and SCAC shall have paid in full to ISC or STIC all debts, obligations, liabilities or other intercompany balances and shall provide Old Guard with evidence of such payment; (j) the Company or SCAC shall have purchased from STIC all shares of common stock of Champion Broadcasting Corporation owned by STIC at their book value; (k) the Company shall satisfy the remaining obligation of STIC to H. William Coogan, Jr. under the Coogan Agreement (see "The Transaction - Interests of Certain Persons in the Transaction"); (l) STIC shall carry a reserve for liabilities incurred but not reported in an amount as determined in the Stock Purchase Agreement; and (m) Old Guard shall have received certain assurances with respect to the termination of the liability of ISC, STIC and their subsidiaries pursuant to any tax sharing arrangement or agreement.

         No assurances can be provided as to when or if all of the conditions precedent to the Transaction can or will be satisfied or waived by the appropriate party. As of the date of this Proxy Statement, the Company has no reason to believe that any of the conditions set forth above will not be satisfied.

Amendment, Waiver and Termination

         Amendment and Waiver. The Stock Purchase Agreement may be amended, and provisions of the Stock Purchase Agreement may be waived, but only if such amendment or waiver is in writing and is signed by the party against which such amendment or waiver is asserted. As of the date of this Proxy Statement, the Company does not anticipate any such amendment or waiver, whether before or after shareholder approval.

         Termination. The Stock Purchase Agreement may be terminated by either party by written notice to the other party if (i) Old Guard has been advised by any of certain insurance departments that a required approval will not be granted, (ii) any litigation not initiated or instigated on behalf of the Company, SCAC or Old Guard seeking to enjoin the transactions contemplated by the Stock Purchase Agreement is finally determined on appeal in favor of the individual or entity seeking such injunction, or (iii) the closing of the Transaction has not occurred on or before March 31, 1999.

         The Stock Purchase Agreement may be terminated by Old Guard by written notice to the Company (i) upon the occurrence of a material adverse change with respect to ISC; (ii) if the Company's conditions to closing have not been met or waived by Old Guard; or (iii) if, on or before December 31, 1998, Old Guard in its reasonable discretion is not satisfied with the results of the due diligence investigation of ISC and its subsidiaries. As of the date of this Proxy Statement, the Company is not aware of any reason for termination of the Stock Purchase Agreement by Old Guard as described above.

         The Stock Purchase Agreement may be terminated by the Company by written notice to Old Guard if (i) Old Guard's conditions to closing have not been met or waived by the Company; or (ii) prior to the closing of the Transaction, Old Guard shall enter into any agreement or letter of intent providing for the direct or indirect acquisition of substantially all of the assets and liabilities or voting stock of Old Guard.

Indemnification

         Under the Stock Purchase Agreement, the Company and SCAC have agreed to indemnify, defend and hold harmless Old Guard, and Old Guard has agreed to indemnify the Company and SCAC, against and with respect to any portion of any claim, liability, obligation, loss and other expenses arising out of or attributable to any material (i) breach of any representation or warranty, (ii) breach of any covenant, (iii) breach of any agreement of the indemnifying party contained in the Stock Purchase Agreement or in the information previously disclosed by the indemnifying party to the indemnified party and/or (iv) any other claims otherwise directly or indirectly relating to the Stock Purchase Agreement or the transactions contemplated thereby.

         Except for losses or claims relating solely to, or arising solely from, any taxes or tax matters described or contemplated in the Stock Purchase Agreement, the indemnifying party will not have any obligation to indemnify the other party or parties with respect to any claim, proceeding or other matter to the extent that such claim or claims do not exceed $25,000 in the aggregate. In the event that any such claim or claims exceed $25,000 in the aggregate, the indemnifying party will be liable for the amount in excess of $25,000. Losses or claims relating solely to, or arising solely from, any taxes or tax matters described or contemplated in the Stock Purchase Agreement are not subject to any such minimum amount and are indemnifiable in their entire amount.

         Under the Stock Purchase Agreement, each party entitled to indemnification shall notify the indemnifying party in a timely manner and in writing of any matters as to which such party is entitled to receive indemnification and shall set forth the details regarding the specific facts and circumstances of which such party is aware.

                                 FIRSTMARK CORP.


General

         The Company was incorporated in Maine in January 1982. Through STIC, the Company is principally engaged in the business of issuing title insurance. The Company also makes venture capital and real estate investments either in the form of pure equity investments or in the form of loans with an equity participation feature and makes control investments in situations where the Company's management actually operates the business. Currently, the Company has numerous minority interest investments and one control investment in title insurance. Until January 24, 1997, the Company, through former subsidiaries, also actively traded public stocks and bonds and provided financial consulting services to a select number of individuals and institutions.


         A complete discussion of the Company's business and other related information is contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. A copy of the Annual Report, including financial statements, is being mailed to the Company's shareholders with this Proxy Statement. The business and other related information contained in the Annual Report is incorporated by reference into this Proxy Statement.


Legal Proceedings

         The Company is involved in litigation from time to time in the ordinary course of business. Except as noted below, as of December 31, 1998, the Company was not involved in any litigation outside the ordinary course of business.


         Lake Anna Litigation. On August 7, 1996, Lake Anna Development, L.C. ("Lake Anna") filed a Motion for Judgment against STIC in the Circuit Court of Louisa County in the Commonwealth of Virginia. The Motion for Judgment alleged that STIC breached a contractual obligation under a title insurance policy that contained affirmative mechanics' lien coverage when STIC denied liability under the exclusions of the title insurance policy. STIC issued the title insurance policy at issue to the lender, a federal savings bank, in connection with the development of certain real estate. Lake Anna alleged that it had succeeded to the position of the lender. The Motion for Judgment sought relief in the amount of $1,342,374.38 plus interest from May 6, 1996.


         On May 22, 1998, a jury returned a verdict in favor of STIC. On August 5, 1998, following several post-verdict motions by Lake Anna, the court issued a Final Order entering judgment on the verdict in favor of STIC. Lake Anna noted its appeal and, on November 5, 1998, filed a Petition for Appeal with the Virginia Supreme Court, which raises the same issues that were raised by Lake Anna in its post-verdict motions. STIC subsequently filed a response stating that there was no error, and counsel for STIC has advised that it is their opinion that the trial court verdict should be affirmed.


         Investigation by the Securities and Exchange Commission. As the Company has previously disclosed in its filings with the SEC, the SEC is currently investigating possible violations of the federal securities laws by Firstmark Investment Corp. ("FIC"), Firstmark Capital Corp. ("FCC") and the Company. The private investigation focuses on events that have occurred from, in or before January 1994 to the present. The Company transferred FIC and FCC to Ivy L. Gilbert, a former director, officer and employee of the Company, in January 1997.

         The   Company   believes   that  any  events  at  issue  in  the  SEC's
investigation relate to the Company's prior management, all of whom have resigned from all of their positions with the Company. Current management of the Company does not have specific knowledge of the events at issue and is uncertain as to the matters under investigation by the Commission. The private investigation remains in its initial stages of discovery, and the Company continues to cooperate fully with the Commission.


         The Company's current management has also been advised by counsel for the Company's prior management that the Company may be in the future the subject of civil litigation claims that have been threatened by certain individuals who are or may have been shareholders of the Company or customers of FIC, FCC or the Company. The Company believes that any basis for such actions would arise from the conduct of prior management, but it has insufficient information to assess whether any such claims, if asserted, would have any merit. The Company has engaged counsel to make an assessment of these threatened claims, but has not received the results of any such assessment as of the date of this Proxy
Statement. The Company will vigorously defend any such claims that may be asserted against it.


Management's Discussion and Analysis of Financial Condition and Results of Operations

         The following discussion provides certain information about the major components of the results of operations and financial condition, liquidity and capital resources of the Company. This discussion and analysis should be read in conjunction with the Company's Interim Financial Statements and Notes to Interim Financial Statements, which are attached to this Proxy Statement as Appendix D. Discussion on information relating to the fiscal years ended December 31, 1997 and December 31, 1996 is set forth in the Annual Report.


         Results of Operations -- Nine Months ended September 30, 1998 compared to Nine Months ended September 30, 1997. Total revenues for the nine months ended September 30, 1998 increased to approximately $10,105,000, an increase of approximately $1,570,000 or 18% compared to total revenues of approximately $8,534,000 in the comparable nine-month period of the prior year. The increase is primarily attributable to increased title insurance revenues due to a favorable interest rate environment and expansion in the Company's title insurance operations. Investment gains amounted to approximately $29,000 for the nine months ended September 30, 1998 compared to net gains of $361,000 in the prior year period. The net gains in the prior year period were primarily the result of a gain (approximately $479,000) recognized on the receipt and sale of shares of Intercel, Inc. stock, which was partially offset by losses on the sales of certain investments, principally small cap stocks. Interest and dividends revenue decreased approximately $63,000 to $244,000 for the nine months ended September 30, 1998 as compared to $307,000 for the comparable period of the prior year. The decrease is primarily the result of a one-time dividend of approximately $94,000 received in the prior year period.


         Operating expenses and general and administrative expenses increased by approximately $1,036,000 during the current nine-month period compared to the comparable period of the prior year. This increase is primarily the result of
(i) higher personnel costs related to increasing volumes and expansion of the title insurance operations, (ii) an increase in the provision for policy claims primarily attributable to legal expenses relating to a STIC lawsuit, which received a favorable jury verdict in May 1998, and (iii) legal expenses relating to a Company lawsuit, which was resolved in June 1998 through mediation with an immaterial financial impact on the Company, and a private investigation brought by the Commission. See "- Legal Proceedings."


         Results of Operations -- Three Months ended September 30, 1998 compared to Three Months ended September 30, 1997. Total revenues for the three months ended September 30, 1998 increased to approximately $3,933,000, an increase of approximately $674,000 or 21% compared to total revenues of approximately $3,259,000 in the comparable quarter of the prior year. The increase is primarily attributable to increased title insurance revenues due to a favorable interest rate environment and expansion in the Company's title insurance operations. Investment gains amounted to approximately $5,000 for the quarter ended September 30, 1998 compared to a gain of $113,000 in the prior year quarter. The gain in the prior year quarter was primarily the result of a gain recognized on the sale of shares of Intercel, Inc. stock. Interest and dividends revenue increased approximately $1,000 to $86,000 for the quarter ended September 30, 1998 as compared to $85,000 for the comparable quarter of the prior year.


         Operating expenses and general and administrative expenses increased by approximately $662,000 during the current quarter compared to the comparable quarter of the prior year. This increase is primarily the result of (i) higher personnel costs related to increasing volumes and expansion of the title insurance operations, (ii) an increase in the provision for policy claims and
(iii) legal expenses relating to a Company lawsuit, which was resolved in June 1998 through mediation with an immaterial financial impact on the Company, and a private investigation brought by the SEC.


         Liquidity and Capital Resources. The Company's cash and cash equivalents were approximately $3,022,000 at September 30, 1998 as compared to $2,293,000 at December 31, 1997. However a significant portion of the cash and cash equivalents (approximately $2,029,000 at September 30, 1998 and $1,707,000 at December 31, 1997) was held by a subsidiary, STIC, and is subject to certain regulatory requirements as to use.


         During the first three quarters of 1998, the Company was able to satisfy its obligations through cash on hand, sales of marketable securities and other assets and payments received on loans receivable. The Company's available and expected sources of cash were sufficient for the Company to satisfy its obligations as they came due. Additionally, the Company has an available line of credit of $500,000, for which no borrowings were outstanding as of September 30, 1998.


         On March 1, 1999, $485,000 of the Convertible Notes will become due. Since September 30, 1998, the Company has borrowed from time to time against its line of credit, and the available balance thereunder is not likely to be sufficient to satisfy the payments that will be required to be made to the holders of such Convertible Notes. In addition, even if the available balance were sufficient to satisfy such payments, the Company would have to obtain written approval from its lender prior to using any amounts to satisfy term debt, which would include the Convertible Notes. There is currently no expectation that the payment terms of the Convertible Notes can be restructured prior to the required payments.


         Year 2000 Issues. Year 2000 issues relate primarily to the inability of certain computerized devices (hardware, software and equipment) to process year-dates properly after 1999. Many existing computer programs have been written using only two digits to define an applicable year rather than four digits. Accordingly, on January 1, 2000, many date-sensitive programs and devices may recognize a date using the two digits "00" as the year 1900 rather than the year 2000. This situation could result in inaccurate processing of data, erroneous results or other system failures.


         The Company continues to address the Year 2000 issues relating to its operations with the intent that it (i) identify areas of potential exposure, both internal and external to its organization, (ii) assess the risks and costs associated with eliminating or reducing that exposure, (iii) develop a plan to take necessary actions before the year 2000 and (iv) consider the need for a contingency plan to handle the most reasonably likely worst case scenarios.

         To date, the Company has primarily focused on the identification and assessment of its Year 2000 issues. The Company has completed an initial assessment of its accounting and operational software and discussed the payroll and human resources software with its third party service provider. Management believes, based on discussions with software vendors and initial tests of the accounting and operational software, that such software is currently Year 2000 compliant and that the Company's risks in these areas are minimal. The payroll and human resources software used by the Company's third party service provider is not currently Year 2000 compliant. However, management has been told that the next version of that software to be released (currently scheduled for the end of 1998) will be Year 2000 compliant. Once the new version of the software is available, the Company plans to perform its own tests and evaluation to assess any potential problems.


         Costs associated with remediation of Year 2000 issues are not expected to be material to the Company's financial position, results of operations or cash flows. To date, such costs have totaled less than $5,000, and the Company expects that future costs will not exceed $15,000. These costs would include primarily minimal additional data processing consulting costs, purchases of new personal computers to replace computers that cannot be modified to handle date-sensitive data correctly and potentially the costs to purchase upgrades to certain accounting software programs.


         No contingency plan has been developed to date since the potential impact of the Year 2000 issues facing the Company is currently considered to be minimal. However, management will continue to assess the need for a contingency plan if additional risks are identified in the further testing of existing, updated or new hardware and software or if it becomes aware of other concerns not presently contemplated in the evaluation of the Company's ability to be Year 2000 compliant.


Market for Common Equity and Related Shareholder Matters

         The shares of Common Stock are currently listed on the Nasdaq SmallCap Market under the symbol of "FIRM." Effective February 1998, the Nasdaq SmallCap Market's continued listing requirements require, among others things, that shares listed on the Nasdaq SmallCap Market maintain a minimum bid price of $1.00 per share. The shares of Common Stock did not maintain this minimum bid price standard on a consistent basis in 1998 and, on September 29, 1998, the Nasdaq SmallCap Market notified the Company that the shares of Common Stock would be subject to delisting proceedings if the Company was unable to demonstrate compliance with this standard. On December 30, 1998, the Company requested a hearing to stay a delisting. In the event that the shares of Common Stock are delisted, trading of the shares of Common Stock would be conducted in the over-the-counter trading markets, such as the OTC Bulletin Board.


         The Company is currently awaiting notification of a hearing date and, since January 13, 1999, the shares of Common Stock have been in compliance with the minimum bid price standard. The Company expects to take all steps necessary to maintain the listing of the shares of Common Stock on the Nasdaq SmallCap Market.

         The following table sets forth the high and low bid information for the shares of Common Stock on the Nasdaq SmallCap Market for the quarters indicated.

                                                               Bid Information
                                                             High ($)    Low ($)
                                                             --------    -------
Fiscal Year Ended December 31, 1997
         1st quarter..................................         3.50        2.00
         2nd quarter..................................         2.25        1.38
         3rd quarter..................................         1.81        1.50
         4th quarter..................................         1.56        0.75

Fiscal Year Ended December 31, 1998
         1st quarter..................................         0.81        0.25
         2nd quarter..................................         2.75        0.63
         3rd quarter..................................         2.13        0.56
         4th quarter..................................         1.06        0.38

Fiscal Year Ended December 31, 1999
         1st quarter (through January 26, 1999).......         1.38        0.63


         On December 2, 1998, the day preceding the Company's announcement that it had entered into the Stock Purchase Agreement, the high and low bid prices per share of Common Stock were $0.50 and $0.50. On the Record Date, the high and low bid prices per share of Common Stock were $1.38 and $1.00. As of the Record Date, there were approximately 317 shareholders of Common Stock.


         The Company has never declared any cash dividends on the Common Stock, and any future payment of dividends is solely in the discretion of the Board of Directors and is dependent upon the earnings and financial condition of the Company and such other factors as the Board of Directors from time to time may deem relevant.

                         PRO FORMA FINANCIAL INFORMATION

         The Pro Forma Condensed Consolidated Balance Sheet of the Company as of September 30, 1998 reflects the financial position of the Company after giving effect to the Transaction and assumes that the Transaction took place on
September 30, 1998. The Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 assume that the Transaction occurred on January 1, 1997 and reflects the investment of the net proceeds from the Transaction for those periods and the retirement of certain debt. The pro forma financial statements presented herein use only the proceeds of $6.75 million that the Company will receive at the closing of the Transaction as the basis for calculating the amount of net proceeds available for investment at September 30, 1998. None of the additional cash payments that are based on the pre-tax net income of ISC and its subsidiaries for each of the fiscal years ending December 31, 1999, 2000 and 2001 were considered as they are contingent on operating results in future years. The pro forma financial statements assume that transaction costs (professional fees and other required or anticipated payments) will approximate $565,000. Such pro forma financial statements also reflect the assumption that the Convertible Notes payable due March 1, 1999 were retired as of the assumed dates of the Transaction, as indicated above, and the net proceeds from the Transaction were invested for the respective periods at 5.5%. The statements, however, do not reflect the interest income that would have been realized by the Company assuming that the net proceeds from the Transaction had been invested since January 1, 1997.

         The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the Transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's financial statements will reflect the Transaction only from the date of the closing of the Transaction.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company, which are contained in the Annual Report and attached to this Proxy Statement as Appendix D. A copy of the Annual Report, including financial statements, is being mailed to the Company's shareholders with this Proxy Statement. The financial information contained in the Annual Report is incorporated by reference into this Proxy Statement.

                                 FIRSTMARK CORP.
                             PRO FORMA BALANCE SHEET
                            As of September 30, 1998
                                   (Unaudited)

------------------------------------------------------------------------------------------------------------------------
                                                                            Pro Forma Adjustments
                                                                            ---------------------
                                                      Historical          ISC (a)             Other           Pro Forma
                                                      ----------          -------             -----           ---------
                                                                          (Dollars in thousands)
Cash and Cash Equivalents                                 $3,021         $(2,936)                                   $85
Accounts and Notes Receivable                              1,337          (1,187)                                   150
Marketable Securities                                      1,824          (1,732)            $5,700   (b)         5,792
Venture Capital Investments, Net                           1,111              (5)                                 1,106
Real Estate and Other Investments                            817                                                    817
Title Plant                                                3,563          (3,563)                                     -
Property, Plant and Equipment, Net                           738            (725)                                    13
Excess of Cost over Fair Value                               926                               (926)  (d)             -
Deferred Tax Asset                                           935            (345)                                   590
Other Assets                                                 199            (160)                                    39
                                                             ---            -----                                    --

         Total Assets                                    $14,471        $(10,653)            $4,774              $8,592
                                                         -------        --------             ------              ------


Accounts Payable and Other Liabilities                      $531           $(481)                                   $50
Borrowed Funds                                               919            (400)            $ (485)  (c)            34
Reserve for Title Policy Claims                            1,036          (1,036)                                     -
Deferred Tax Liability                                       920            (362)                                   558
                                                             ---            -----                                   ---

     Total Liabilities                                     3,406          (2,279)              (485)                642
                                                           -----          -------             -----                 ---

     Total Stockholders' Equity                           11,065          (8,374)             5,259               7,950
                                                          ------          ------              -----               -----

     Total Liabilities and Stockholders' Equity
                                                         $14,471        $(10,653)            $4,774              $8,592
                                                         =======        ========             ======              ======

---------------

(a) To eliminate the assets and liabilities of ISC and its subsidiaries included in the balance sheet as of September 30, 1998.
(b) To reflect the estimated net proceeds from the Transaction ($6.75 million less approximately $565,000 in transaction and other costs) less the retirement of debt in (c) below.
(c) To reflect the retirement of $485,000 of 9% convertible notes payable due March 1, 1999.
(d) To eliminate goodwill that resulted from the acquisition of SCC by the Company.


                                 FIRSTMARK CORP.
                          PRO FORMA STATEMENT OF INCOME
                      Nine Months Ended September 30, 1998
                                   (Unaudited)

------------------------------------------------------------------------------------------------------------------------

                                                                            Pro Forma Adjustments
                                                                            ---------------------
                                                      Historical          ISC (b)             Other           Pro Forma
                                                      ----------          -------             -----           ---------
                                                                          (Dollars in thousands)
Revenues:
      Title Insurance                                     $9,568         $(9,568)                                   $ -
      Investment Gains                                        29              (7)                                    22
      Interest and Dividends                                 244            (194)               $ -   (a)            50
      Other Revenues                                         264            (264)
                                                             ---            ----                                    ---

         Total Revenues                                   10,105         (10,033)                 -                  72
                                                          ------         -------               ----                 ---

Expenses:
      Employee Compensation and Benefits                   3,960          (3,878)              (64)   (e)            18
      Commissions and Fee Expense                          2,944          (2,944)                                     -
      General and Administrative                           2,606          (2,227)              (33)   (d)           346
      Interest Expense                                        77             (39)              (38)   (c)             -
      Minority Interest                                      353            (353)
                                                             ---            ----              ----                  ---

         Total Expenses                                    9,940          (9,441)             (135)                 364
                                                           -----          ------              ----                  ---

Earnings before Income Taxes                                 165            (592)              135                 (292)

Income Tax Expense (Benefit)
                                                             ---             ---              ----                 ----

         Net Earnings (Loss) (Exclusive of
           Preferred Stock Dividend)                        $165           $(592)             $135                 (292)
                                                            ====           =====              ====                 ====

         Earnings (Loss) Per Common Share
           (Exclusive of Preferred Stock
           Dividend) - Basic and Diluted                   $0.03                                                 $(0.06)
                                                           =====                                                 ======

         Weighted-average Number of Shares
           Outstanding                                     5,300                                                  5,300
                                                           =====                                                  =====

----------
(a) Does not reflect interest income that would have been realized assuming that the net proceeds from the Transaction less the retirement of debt in
       (c) below had been invested for the entire period.
(b) To eliminate the net earnings of ISC and its subsidiaries included in the statement of operations for the nine months ended September 30, 1998.
(c) To eliminate the interest expense on the $585,000 in 9.0% convertible notes payable due March 1, 1999 assumed retired for the entire period.
(d) To eliminate the amortization of goodwill that resulted from the acquisition of SCC by the Company.
(e) To reflect changes in executive compensation upon consummation of the Transaction. See "The Transaction - Interests of Certain Persons in the Transaction."

                                 FIRSTMARK CORP.
                          PRO FORMA STATEMENT OF INCOME
                          Year Ended December 31, 1997
                                   (Unaudited)

------------------------------------------------------------------------------------------------------------------------
                                                                            Pro Forma Adjustments
                                                                            ---------------------
                                                      Historical          ISC (b)             Other           Pro Forma
                                                      ----------          -------             -----           ---------
                                                                          (Dollars in thousands)
Revenues:
      Title Insurance                                    $10,842        $(10,842)                                 $   -
      Investment Gains                                       641            (380)                                   261
      Interest and Dividends                                 139                               $  -   (a)           139
      Other Revenues                                         574            (570)                                     4
                                                             ---            ----               ----                 ---

         Total Revenues                                   12,196         (11,792)                 -                 404
                                                          ------         -------               ----                 ---

Expenses:
      Employee Compensation and Benefits                   4,612          (4,325)              (111)  (e)           176
      Write-offs of Loans and Investments                    655             (39)                                   616
      Commissions and Fee Expense                          3,972          (3,972)                                     -
      General and Administrative                           3,599          (2,986)               (56)  (d)           557
      Interest Expense                                       108             (44)               (63)  (c)             1
      Minority Interest                                      369            (369)
                                                             ---            ----               ----                ----

         Total Expenses                                   13,315         (11,735)              (230)              1,350
                                                          ------         -------               ----               -----

Loss from Continuing Operations before Income
   Taxes                                                  (1,119)            (57)               230                (946)

Income Tax Expense (Benefit)                                 113                                                    113
                                                             ---             ---               ----                 ---


Net Loss from Continuing Operations (Exclusive of
   Preferred Stock Dividend)                            $ (1,232)           $(57)              $230             $(1,059)
                                                        ========            ====               ====             ========

         Net Loss from Continuing Operations Per
           Common Share (Exclusive of Preferred
           Stock Dividend) - Basic and Diluted          $ (0.26)                                                 $(0.23)
                                                        =======                                                  ======

         Weighted-average Number of Shares
           Outstanding                                    4,676                                                   4,676
                                                          =====                                                   =====

----------
(a) Does not reflect interest income that would have been realized assuming that the net proceeds from the Transaction less the retirement of debt in
       (c) below had been invested for the entire period.
(b) To eliminate the net earnings of ISC and its subsidiaries included in the statement of operations for the year ended December 31, 1997.
(c) To eliminate the interest expense on the $585,000 in 9.0% convertible notes payable due March 1, 1999 assumed retired for the entire year.
(d) To eliminate the amortization of goodwill that resulted from the acquisition of SCC by the Company.
(e) To reflect changes in executive compensation upon consummation of the Transaction. See "The Transaction - Interests of Certain Persons in the Transaction."

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Deloitte & Touche, LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998. Representatives of Deloitte & Touche, LLP are expected to be present at the Special Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


                        PROPOSALS FOR 1999 ANNUAL MEETING

         Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 1999 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company's principal executive offices at Firstmark Corp., P.O. Box 1398, Richmond, Virginia 23218, a reasonable time (approximately 120 days) before the Company begins to print and mail its proxy materials, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. The Company presently anticipates holding the 1999 annual meeting of shareholders on June 16, 1999.

         In addition, the Company's Bylaws prescribe certain procedures for shareholders who wish to present any business or any nominations of persons for election to the Board of Directors for consideration at an annual meeting of the Company's shareholders. With respect to shareholder business, such notice must include a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting. With respect to nominations, such notice must set forth the name, age, business address, residence address and principal occupation or employment of each person whom the shareholder proposes to nominate for election as a director. All notices must be delivered to or mailed and received at the principal executive offices of the Company not less than 10 days prior to the date of such annual meeting as scheduled by the Board of Directors, regardless of any postponements, deferrals, or adjournments of that meeting to a later date.


                                  OTHER MATTERS

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT.

                                                                      APPENDIX A


                            STOCK PURCHASE AGREEMENT

                                      among

                              FIRSTMARK CORPORATION
                    SOUTHERN CAPITAL ACQUISITION CORPORATION
                         INVESTORS SOUTHERN CORPORATION
                                       and
                      SOUTHERN TITLE INSURANCE CORPORATION

                                       and

                              OLD GUARD GROUP, INC.

                           Dated December _____, 1998




                                TABLE OF CONTENTS

                                                                                   Page No.
                                                                                   --------
1.       Definitions ...............................................................    1

2.       Stock Purchase; Closing; Payment of Purchase Price ........................    6
         2.1.     Transfer of ISC Capital Stock ....................................    6
         2.2.     Closing ..........................................................    6
         2.3.     Payment of Purchase Price ........................................    6
         2.4.     Allocation of Consideration ......................................    7

3.       Conditions to Stock Exchange and Closing ..................................    8
         3.1.     Old Guard's Conditions to Closing ................................    8
         3.2.     Firstmark's Conditions to Closing ................................   10

4.       Firstmark Representations and Warranties ..................................   11
         4.1.     Representations and Warranties Regarding Firstmark and SCAC .....   11
         4.2.     Representations and Warranties of Firstmark and SCAC Regarding
                  ISC, ISC Subsidiaries and STIC Subsidiaries ......................   12
         4.3.     Dates of and Survival of Firstmark and SCAC Representations and
                  Warranties .......................................................   20

5.       Old Guard Representations and Warranties ..................................   20
         5.1.     Old Guard Representations and Warranties .........................   20
         5.2.     Dates of and Survival of Old Guard Representations and Warranties   21

6.       Joint Covenants ...........................................................   22
         6.1.     Confidentiality ..................................................   22
         6.2.     Proxy Statement and Shareholder Approval .........................   22
         6.3.     Tax Matters ......................................................   23

7.       Covenants of Firstmark, SCAC, ISC and STIC Through the Closing Date ......   30
         7.1.     Conduct of Business ..............................................   30
         7.2.     No Dividends .....................................................   31
         7.3.     Regulatory Approvals; Delivery of Documents ......................   31
         7.4.     Reports ..........................................................   31
         7.5.     No Solicitation ..................................................   31
         7.6.     Dissenters Rights ................................................   31

8.       Covenants of Old Guard ....................................................   32
         8.1.     Conduct of Business ..............................................   32
         8.2.     Regulatory Approvals; Delivery of Documents ......................   32
         8.3.     Reports ..........................................................   32
         8.4.     Post Closing Contribution ........................................   32
         8.5.     Bonus Payments ...................................................   32

9.       Indemnification; Arbitration; Injunctive Relief ...........................   32
         9.1.  Firstmark Indemnification ...........................................   32
         9.2.  Old Guard Indemnification ...........................................   34
         9.3.  Tax Indemnification; Apportionment of Taxes .........................   35

10.      Delivery of the Disclosure Packages; Termination ..........................   36
         10.1.  Delivery of the Disclosure Packages ................................   36
         10.2.  Termination ........................................................   36
         10.3.  Agreement Void .....................................................   37

11.      Miscellaneous .............................................................   37
         11.1.  Brokers ............................................................   37
         11.2.  Entire Agreement ...................................................   38
         11.3.  Binding Agreement ..................................................   38
         11.4.  Announcements ......................................................   38
         11.5.  Counterparts .......................................................   38
         11.6.  Costs ..............................................................   38
         11.7.  Notices ............................................................   38
         11.8.  Applicable Law .....................................................   39
         11.9.  Separable Provisions ...............................................   39



                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT, dated as of _____________, 1998, is by and among FIRSTMARK CORPORATION, a Maine corporation ("Firstmark"), SOUTHERN CAPITAL ACQUISITION CORPORATION, a Virginia corporation ("SCAC"), INVESTORS SOUTHERN CORPORATION, a Virginia corporation, and SOUTHERN TITLE INSURANCE CORPORATION, a Virginia insurance company ("STIC"), and OLD GUARD GROUP, INC., a Pennsylvania corporation ("Old Guard").

                                   Background

                  Firstmark is the owner of five thousand (5,000) shares of common stock, no par value, of SCAC, representing 100% of the issued and outstanding capital stock of SCAC. SCAC is the owner of 499 shares of common stock, par value $5.00 per share, of Investors Southern Corporation, a Virginia corporation ("ISC"), representing 100% of the outstanding capital stock of ISC. ISC is the owner of 210,320 shares of common stock, par value $4.76 per share, of Southern Title Insurance Corporation, a Virginia corporation ("STIC"), representing 100% of the outstanding capital stock of STIC. Firstmark and SCAC have determined to sell to Old Guard and Old Guard has determined to buy from Firstmark and SCAC all of ISC's outstanding capital stock in exchange for cash, all on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Definitions. The following terms shall have the meanings set forth in this Section 1 when capitalized in this Agreement:

                           "Affiliate" means, with respect to any Person, (i)
any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of 10% or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "controls," "is controlled by" or "is under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  "Alternative Accountants" shall mean an accounting firm of recognized national standing, other than an accounting firm that regularly audits the annual financial statements of any of the parties to this Agreement, or any of its or their Affiliates, which is mutually designated or consented to in writing by Old Guard and Firstmark within three (3) business days following the receipt by either Old Guard or Firstmark of the written request of the other party to designate or consent to the designation of an Alterative Accountant; or, in default of such mutual designation or consent within the time allowed, an accounting firm of recognized national standing, other than an accounting firm that regularly audits the annual financial statements of any of the parties to this Agreement, or any of its or their Affiliates, chosen by Old Guard and Firstmark by lot.

                  "Champion" shall mean Champion Broadcasting Company, a corporation in which STIC owns a minority interest in the corporation's issued and outstanding nonvoting shares.

                  "Claims Reserve" shall mean as of any date the amount recorded as a liability on the consolidated balance sheet of STIC representing the sum specifically reserved by STIC to pay incurred and reported claims with respect to title insurance policies issued by STIC.

                  "Closing" shall mean the transfer by Firstmark and SCAC to Old Guard of the ISC Capital Stock in exchange for cash pursuant to Sections 2.2 hereof.

                  "Closing Date" shall mean the date on which the Closing occurs, which shall be on or before January 31, 1999 (unless accelerated or deferred pursuant to Section 2.2 hereof).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Consolidated Group" shall mean the consolidated group for federal income tax purposes of which Firstmark is the parent.

                  "Consolidated Returns" shall have the meaning set forth in
Section 6.3(a) hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Firstmark Disclosure Package" shall mean the schedules of Firstmark relating to the representations and warranties made under Article 4 hereof, delivered as a separate document on the date hereof.

                  "Firstmark Group Members" shall have the meaning set forth in
Section 6.3(a).

                  "Form 8023" shall mean Department of Treasury Form 8023, revised September 1997.

                  "Generally Accepted Accounting Principles" shall mean, at any particular time, generally accepted accounting principles, consistently applied on a going concern basis without regard to the pendency of the sale contemplated hereby and using audit scope and materiality standards used in the past and, with respect to interim financial statements, subject to normal year-end adjustments.

                  "Governmental Body" shall mean any federal, state, local, municipal, foreign or other governmental or quasi-governmental entity or authority of any nature.

                  "IBNR Reserve" shall mean as of any date the amount recorded as a liability on the consolidated balance sheet of STIC representing the sum reserved by STIC to pay incurred but not reported claims and relating to title insurance policies issued by STIC.

                  "Interim Period" shall have the meaning set forth in Section 9.3(b).

                  "ISC Capital Stock" shall mean the ISC Common Stock.

                  "ISC Common Stock" shall mean ISC's Common Stock, par value $5.00 per share, of which 499 shares are authorized, issued and outstanding and held by SCAC.

                  "ISC Subsidiary" shall mean STIC and any other entity which is 50% or more owned by ISC or STIC.

                  "June 30, 1998 Financial Statements" shall have the meaning set forth in Section 6.3(d)(1)(A).

                  "Legal Requirement" - any United States federal, state or local law, ordinance, principle of common law, regulation or statute as in effect on the Closing Date.

                  "Liabilities" shall mean, collectively, any debt, obligation, or liability.

                  "Licenses" shall mean any licenses, permits or approvals required for any Person for the issuance of title insurance policies in those jurisdictions in which such Person issues title insurance policies as of the date in question, or which are otherwise material at such time to the lawful conduct of the business of such Person.

                  "Material Adverse Change" shall mean, with respect to STIC (i) STIC's consolidated net worth as set forth on the Balance Sheet delivered at the Closing pursuant to Section 4.2(e) hereof, is 95% or less than as set forth on STIC's consolidated balance sheet as of June 30, 1998 delivered pursuant to
Section 4.2(e) hereof, or (ii) there shall have been filed against STIC a claim or claims under or in connection with a title policy or policies which is not disclosed in the Firstmark Disclosure Package and which, in the reasonable judgment of Old Guard, is probable of success on the merits and could reasonably result in a claims payment in excess of $100,000, net of previously established reserves in connection therewith and any existing reinsurance or fidelity coverage. Notwithstanding the foregoing, the contribution to the IBNR Reserve required by Section 3.1(m) shall not constitute a Material Adverse Change.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "Old Guard Disclosure Package" shall mean the schedules of Old Guard relating to the representations and warranties made under Article 5 hereof, delivered as a separate document on the date hereof.

                  "Old Guard Insurance Subsidiaries" shall mean Old Guard Insurance Company, Old Guard Fire Insurance Company, First Patriot Insurance Company, First Delaware Insurance Company and New Castle Insurance Company.

                  "Old Guard Licensed States" shall mean those jurisdictions in which any Old Guard Insurance subsidiary is licensed.

                  "Old Guard SEC Filings" shall mean all filings made or required to be made by Old Guard under the 1933 Act or the 1934 Act, including, without limitation, registration statements, prospectuses, annual reports to shareholders, proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Forms 8-K, and all amendments or supplements thereto.

                  "Operating Period" shall mean (i) the period commencing on January 1, 1999 and ending on December 31, 1999, and (ii) each and every fiscal year of ISC thereafter through and including the fiscal year ending on December 31, 2001.

                  "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

                  "Post-June 30, 1998 Tax Period" shall mean, with respect to any Tax, (a) any taxable period that begins on or after July 1, 1998, and (b) that portion beginning on July 1, 1998 of any taxable period that includes but does not end on June 30, 1998.

                  "Pre-Closing Tax Period" shall mean, with respect to any Tax,
(a) any taxable period ending on or before the Closing Date, and (b) that portion ending on the Closing Date of any taxable period that includes but does not end on the Closing Date.

                  "Pre-Tax Net Income" shall mean the pre-tax net income of ISC and the ISC Subsidiaries determined in accordance with GAAP.

                  "SCAC" shall mean Southern Capital Acquisition Corporation, a Virginia corporation.

                  "Section 338(h)(10) Election" shall mean a timely election by Firstmark and Old Guard for the taxable period ending on or as of the end of the day on the Closing Date, under or pursuant to (a) Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations promulgated pursuant to the Code, and (b) any corresponding elections that are required under any applicable state or local Tax law or regulation.

                  "Section 338(h)(10) Taxes" shall mean any and all Taxes attributable to any Section 338(h)(10) Election, computed in any manner consistent with the tax accounting methods, principles and tax sharing arrangement or agreement used by the taxable entity in its immediately preceding taxable period to report its or their income to the relevant taxing authority, less the amount of any reduction in premium taxes actually realized by ISC or any ISC Subsidiary, for any taxable period that includes the Closing Date, as a result of a Section 338(h)(10) Election.

                  "Short  Period"  shall  have the  meaning  set  forth  Section
9.3(b).

                  "STIC" shall mean Southern Title Insurance Corporation, a Virginia title insurance corporation.

                  "STIC Licensed States" shall mean those jurisdictions listed on Exhibit "A" attached hereto in which STIC is licensed to issue policies of title insurance.

                  "STIC Subsidiary" shall mean Southern Title Services, Inc., and any other entity which is 50% or more owned by STIC. A STIC Subsidiary may also be an ISC Subsidiary.

                  "Tax" shall mean any tax, levy, assessment, tariff or duty imposed, assessed or collected by or under the authority of any Governmental Body.

                  "Tax Return" shall mean any return, report, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax, including any amendments thereto.

                  2. Stock Purchase; Closing; Payment of Purchase Price.

                           2.1. Transfer of ISC Capital Stock. On the Closing
Date, Firstmark, in reliance upon the representations and warranties of Old Guard set forth herein and subject to the terms and conditions hereof, shall cause SCAC to transfer the ISC Capital Stock held by SCAC to Old Guard in exchange for cash and on the Closing Date, Old Guard, in reliance upon the representations and warranties of Firstmark set forth herein and subject to the terms and conditions hereof, shall deliver cash to SCAC in exchange for the ISC Capital Stock held by SCAC, all as set forth in Section 2.3 below.

                           2.2. Closing.

                           (a) The Closing shall take place on the Closing Date
                  at the offices of Stevens & Lee, One Penn Square, Lancaster, Pennsylvania 17608 at 9:00 a.m Eastern Standard Time provided that Firstmark and Old Guard by mutual agreement may accelerate or defer the Closing Date to such date as they may select.

                           2.3. Payment of Purchase Price.

                           (a) Provided that all conditions to the Closing set
                  forth in Section 3.1 below have been satisfied or waived, at the Closing, Old Guard shall pay to SCAC by wire transfer in immediately available funds an amount equal to $6,750,000.

                           (b) Within the ninety (90) day period immediately
                  following the end of each Operating Period (each such ninety
                  (90) day period to be referred to herein as a "Determination Period") Old Guard shall deliver to Firstmark and SCAC a statement (the "Statement") prepared by Old Guard certifying the Pre-Tax Net Income for the previous Operating Period together with a check payable to SCAC in an amount equal to 25% of (i) Pre-Tax Net Income for the most recent Operating Period less (ii) the cumulative net loss of ISC and the ISC Subsidiaries during all prior Operating Periods. From the date hereof through December 31, 2001, Old Guard covenants and agrees (a) that it will continue to operate ISC and the ISC Subsidiaries in a manner that is consistent with past practice, (b) that in determining the Pre-Tax Net Income it will not allocate against the revenues of ISC or the ISC Subsidiaries any liabilities or expenses which did not arise in the ordinary course of business of ISC and the ISC Subsidiaries, including but not limited to any liabilities and expenses of Old Guard and the Old Guard Subsidiaries, (c) that it will not transfer any of the business operations of ISC and the ISC Subsidiaries to Old Guard or an Old Guard Subsidiary, and (d) that it will not sell, assign or otherwise transfer the business of ISC and the ISC Subsidiaries to a third party, whether by sale of assets or stock, merger or otherwise.


                           (c) Firstmark, SCAC and their accountants, shall have
                  the right, for a period of thirty (30) days following their receipt of the Statement, to review such Statement and any related work papers to determine whether the Pre-Tax Net Income for such Operating Period was determined in accordance with the provisions hereof. If, following such review, Firstmark and SCAC determine that the Pre-Tax Net Income was not calculated by Old Guard in accordance with the provisions hereof, Firstmark and SCAC shall so notify Old Guard, which notice shall contain a detailed statement showing their computation of the Pre-Tax Net Income. For a period of thirty
                  (30) days following the receipt of such notice, Old Guard and Firstmark and SCAC shall attempt to resolve any such dispute with respect to the calculation of Pre-Tax Net Income. If, at the expiration of such thirty (30) day period, Old Guard and Firstmark and SCAC are unable to resolve such dispute, Old Guard and Firstmark and SCAC shall promptly submit the disputed financial statements and the statements setting forth the determination of Pre-Tax Net Income to a firm of independent certified public accountants agreed to by Old Guard and Firstmark and SCAC, which firm shall resolve all matters in dispute with respect to the determination of Pre-Tax Net Income within the forty-five (45) day period immediately following such submission and whose determination shall be final, binding and conclusive upon Old Guard and Firstmark and SCAC. The fees of any such independent certified public accounting firm shall be borne by the parties whose determination of Pre-Tax Net Income is the most inaccurate.

                           2.4. Allocation of Consideration. In connection with
the Section 338(h)(10) Election, Old Guard and Firstmark shall cooperate as provided herein in determining the modified aggregate deemed sales price ("MADSP") (as such term is defined in Treasury Regulations Section 1.338(h)(10)-1) of the assets and the allocation of the MADSP on a company by company basis for purposes of Section 338(a)(1) of the Code in accordance with all applicable Treasury Regulations promulgated under Section 338 of the Code. Old Guard initially shall determine such MADSP and allocation of the MADSP on a company by company basis and shall notify Firstmark in writing of the price and allocation so determined ("Old Guard's Deemed Sales Price Notice") within ninety
(90) days after the Closing Date. Firstmark shall be deemed to have accepted such determination unless, within forty-five (45) days after receipt of Old Guard's Deemed Sales Price Notice, Firstmark notices Old Guard in writing of (i) the amount that Firstmark proposes as the MADSP (if it differs from that proposed by Old Guard), (ii) the allocation of the MADSP proposed by Firstmark and (iii) the reasons for Firstmark's allocations. If Firstmark provides such notice to Old Guard, the parties shall proceed in good faith to determine mutually the matters in dispute and, if they are unable to do so within thirty
(30) days, the matter shall be referred to the Alternative Accountants, if the disagreement relates to the determination of the MADSP, or an appraisal firm chosen by and mutually acceptable to both Old Guard and Firstmark (the "Appraiser"), if the disagreement relates to the allocation of the MADSP, who shall within sixty (60) days decide the matter. The decision of the Alternative Accountants or Appraiser shall be final and binding on both parties. The Alterative Accountants' or Appraiser's fees shall be shared equally by Old Guard and Firstmark. Neither Old Guard nor Firstmark shall take, nor shall they permit any Affiliated corporation to take, any position for Tax purposes relating to the Section 338(h)(10) Election that is inconsistent with the MADSP and allocation thereof as finally determined hereunder unless such position would be inconsistent with a final non-appealable (except to the United States Supreme Court) judgment which has been rendered in any judicial proceeding governing such position; provided, however, that the deemed purchase price of the assets shall differ from MADSP to the extent necessary to reflect the inclusion in the total deemed purchase price of items (for example, Old Guard's capitalized acquisition costs in addition to the consideration paid hereunder) not included in the MADSP.

                           3. Conditions to Stock Exchange and Closing.

                           3.1. Old Guard's Conditions to Closing. All
obligations of Old Guard to deliver cash to SCAC on the Closing Date in exchange for ISC Capital Stock are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

                           (a) All representations and warranties of Firstmark
                  set forth in Article 4 hereof shall be true and correct in all material respects as of the Closing Date;

                           (b) Firstmark shall have complied in all material
                  respects with all of the covenants set forth herein;

                           (c) Old Guard shall have received the approvals of,
                  or grants or confirmations of exemptions from the Virginia Bureau of Insurance and, to the extent required, the Pennsylvania Department of Insurance and Ohio Department of Insurance, each with respect to the acquisition by Old Guard of the ISC Capital Stock.

                           (d) There shall be no threatened or pending
                  litigation or any threatened or pending administrative proceeding (i) for the purpose of enjoining or otherwise delaying or preventing any of the transactions contemplated by this Agreement, or (ii) which in the reasonable judgment of Old Guard is probable of success on the merits and would fundamentally impair the ability to operate ISC or STIC, provided, however, that the existence of such litigation or proceeding shall not be a condition of Old Guard's obligation to close if such litigation or proceeding is initiated or instigated by or on behalf of Old Guard;

                           (e) No Material Adverse Change has occurred with
                  respect to STIC;

                           (f) Firstmark or SCAC, as applicable, shall have
                  delivered to Old Guard the following documents:

                                    (i) The ISC Capital Stock registered in the
                           name of Old Guard;

                                    (ii) Copies of good standing certificates
                           and Licenses for STIC from each applicable STIC Licensed State;

                                    (iii) Any revisions or supplements to the
                           Firstmark Disclosure Package permitted pursuant to
                           Section 9.1 hereof;

                                    (iv) The interim financial statements
                           required by the second sentence of Section 4.2(e);
                           and

                                    (v) An opinion of Firstmark's counsel
                           reasonably acceptable to Old Guard and its counsel;


                           (g) Donald V. Cruickshanks shall have executed the
                  employment agreement attached hereto as Exhibit "B";

                           (h) Gerald W. Sklar shall have executed the
                  employment agreement attached hereto as Exhibit "C";

                           (i) Old Guard shall have received an opinion from its
                  financial advisor that the transaction is fair from a financial perspective to Old Guard shareholders;

                           (j) Firstmark and SCAC shall have paid in full to ISC
                  or STIC all debts, obligations, liabilities, or other intercompany balances, whether matured or unmatured, and shall provide Old Guard with satisfactory evidence of such payment;

                           (k) Firstmark or SCAC shall have purchased from STIC
                  all Champion Broadcasting Corporation common stock owned by STIC at the book value of such asset on the financial accounting records of STIC; and

                           (l) Firstmark shall satisfy in full any remaining
                  obligation of STIC to H. William Coogan, Jr., pursuant to that certain Severance Agreement dated January 1, 1998, or shall have purchased and delivered to Mr. Coogan an annuity in a face amount sufficient to pay the monthly amounts otherwise due Mr. Coogan under the Severance Agreement.

                           (m) As of the Closing Date, STIC shall carry an IBNR
                  Reserve equal to the lesser of (i) $400,000 in excess of the minimum of the actuarially determined IBNR Reserve range for STIC as of December 31, 1998, or (ii) the maximum of such range. At Closing Firstmark will provide Old Guard with satisfactory evidence of such additional contribution. Notwithstanding the foregoing, if the actuarially determined IBNR Reserve range for STIC as of December 31, 1998 is not known as of the Closing Date, the parties agree that any additions to the IBNR Reserve that would have been required to satisfy this condition as of the Closing Date had such IBNR Reserve range been known will be made after Closing and reflected on the consolidated financial statements of Firstmark at and for the period ended December 31, 1998.

                           (n) Old Guard shall have received such documents and
                  written assurances which, in the reasonable judgment of Old Guard, confirm or establish that the liability of each Firstmark Group Member pursuant to any tax sharing arrangement or agreement shall terminate on the Closing Date to the extent provided in Section 6.3(d)(3) hereof.

                  3.2. Firstmark's Conditions to Closing. All obligations of Firstmark to cause SCAC to transfer the ISC Capital Stock to Old Guard in exchange for cash are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                           (a) All representations and warranties of Old Guard
                  set forth in Section 5 hereof shall be true and correct in all material respects as of the Closing Date;

                           (b) Old Guard shall have complied in all material
                  respects with all of the covenants set forth in this Agreement;

                           (c) There shall be no pending litigation or
                  administrative proceeding for the purpose of enjoining or otherwise delaying or preventing any of the transactions contemplated by this Agreement;

                           (d) Old Guard shall have delivered to Firstmark or
                  SCAC, as applicable, the following documents or performed the following acts (but only to the extent necessary to acquire title to the ISC Capital Stock held by SCAC):

                                    (i) A wire transfer of $6,750,000; and

                                    (ii) An opinion of Old Guard's counsel
                           (which may be in-house counsel) reasonably acceptable to Firstmark and its counsel;

                           (e) The shareholders of Firstmark shall have approved
                  all matters relating to this Agreement and the transactions contemplated hereby in accordance with Firstmark's articles of incorporation and bylaws and applicable provisions of Maine law;

                           (f) Holders of more than fifteen percent (15%) of the
                  issued and outstanding shares of Firstmark common stock shall not have exercised their right to dissent from the transaction contemplated hereby in accordance with the provisions of the Maine Business Corporation Act.

                           (g) The transactions contemplated by this Agreement
                  shall have been approved by Virginia's Bureau of Insurance and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby; and

                           (h) Firstmark shall have received a written opinion
                  dated the date the Proxy Materials are mailed to shareholders of Firstmark and in form and substance satisfactory to Firstmark from Ferris Baker Watts, Firstmark's financial advisor, to the effect that the terms of the transaction contemplated hereby are fair from a financial point of view to Firstmark shareholders. Firstmark represents and warrants that, as of the date the Board of Directors approved this Agreement, it has received a written opinion from Ferris Baker Watts that the terms of the transaction are fair from a financial point of view to Firstmark shareholders.

                  4. Firstmark Representations and Warranties.

                           4.1. Representations and Warranties Regarding
Firstmark and SCAC. Firstmark and SCAC hereby represent and warrant to Old Guard as follows:

                           (a) Firstmark is a corporation duly organized,
                  validly existing and in good standing under the laws of Maine and has full power and authority to own its properties and to carry on its business as now conducted in its state of incorporation and is in good standing and duly qualified to conduct business as a foreign corporation in each of the jurisdictions in which the conduct of its business requires such qualification.

                           (b) SCAC is a corporation duly organized, validly
                  existing and in good standing under the laws of Virginia and has full power and authority to own its properties and to carry on its business as now conducted in its state of incorporation and is in good standing and duly qualified to conduct business as a foreign corporation in each of the jurisdictions in which the conduct of its business requires such qualification.

                           (c) Except for approval by the Firstmark
                  shareholders, all corporate actions of Firstmark required to authorize the execution of this Agreement and the transactions contemplated hereby have been duly authorized and adopted in accordance with applicable law and its bylaws and articles of incorporation and are appropriately reflected in Firstmark's minute books. Upon the approval of the Firstmark shareholders, this Agreement shall be a valid obligation of Firstmark, legally binding upon it and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

                           (d) There is no claim, action, suit or proceeding
                  (including, without limitation, current investigations by governmental agencies known to Firstmark) pending against Firstmark or SCAC nor, to the knowledge of Firstmark and SCAC, is there any basis for any such claim, action, suit or proceeding seeking to enjoin the execution and delivery of this Agreement or consummation of the transactions contemplated hereby.

                           (e) Firstmark owns one hundred percent (100%) of the
                  issued and outstanding shares of SCAC. SCAC has good and marketable title to the ISC Capital Stock and will transfer the ISC Capital Stock to Old Guard free and clear of all liens and encumbrances.

                  4.2. Representations and Warranties of Firstmark and SCAC Regarding ISC, ISC Subsidiaries and STIC Subsidiaries. Firstmark and SCAC hereby represent and warrant to Old Guard as follows:

                           (a) ISC is a corporation duly organized, validly
                  existing and in good standing under the laws of Virginia. STIC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

                           (b) Except as set forth in the Firstmark Disclosure
                  Package, ISC and STIC each has full power and authority to own its properties and to carry on its business as now conducted in its state of incorporation. ISC and STIC each is in good standing and duly qualified to conduct business as a foreign corporation in each STIC Licensed State or any other jurisdiction in which the conduct of its business requires such qualification. Included in the Firstmark Disclosure Package is a copy of each of the most recent Annual Reports on Form 9, or similar form, as filed by STIC with the appropriate authorities of each STIC Licensed State. STIC has timely filed all quarterly and annual reports required by the Virginia Bureau of Insurance and such reports are accurate in all material respects.

                           (c) Prior to the Closing, all corporate actions of
                  ISC and STIC required in connection with the transactions contemplated hereby will have been duly authorized and adopted in accordance with applicable law and their respective bylaws and articles of incorporation.

                           (d) ISC's authorized capitalization consists of 5,000
                  shares of common stock, par value $5.00 per share, of which 499 shares of the common stock are issued, outstanding and validly owned by SCAC free and clear of all liens, encumbrances and claims. STIC's authorized capitalization consists of 250,000 shares of common stock, par value $4.76 per share, of which 210,320 shares are issued and outstanding, and validly owned by ISC free and clear of all liens, encumbrances and claims and 10,000 shares of preferred stock, par value $1.00 per share, of which none are issued and outstanding. The Firstmark Disclosure Package lists for each ISC Subsidiary its authorized capital stock, outstanding capital stock, and par value of such outstanding capital stock. All of the outstanding shares of capital stock of the ISC Subsidiaries are directly or indirectly owned of record or beneficially by ISC, are duly authorized, validly issued and fully paid and ISC is and at the Closing shall be, the record and beneficial owner of such shares, free and clear of liens, encumbrances or claims except as noted in the Firstmark Disclosure Package. Except as set forth in the Firstmark Disclosure Package, no rights, options, warrants, conversion rights, preemptive rights or agreements for the purchase or acquisition from, or sale or issuance by, ISC, STIC or any other ISC Subsidiary of any shares of their respective capital stock are outstanding and no authorizations therefor are in effect nor are there any proxies outstanding or voting agreements with respect to any shares of their respective capital stock.

                                    (e)(i) Included in the Firstmark Disclosure
                           Package are true and correct copies of (A) STIC's audited consolidated balance sheet as of December 31, 1997, and the related statements of income, shareholders' equity, cash flows and notes for, the twelve months ended December 31, 1997, (B) ISC's internally prepared year end and interim consolidated balance sheets as of, and related statements of income and shareholders' equity for, the year ended December 31, 1997 and the six (6) month period ended June 30, 1998, (C) STIC's internally prepared interim consolidated balance sheets as of, and related statements of income and shareholders' equity for, the six (6) month period ended June 30, 1998, and (D) as to the fiscal year-end information of STIC, the report prepared in connection therewith by Deloitte & Touche. At Closing, Firstmark shall deliver to Old Guard for inclusion in the Firstmark Disclosure Package copies of ISC's interim unaudited consolidated balance sheets as of the end of a month no more than 60 days prior to the Closing Date, together with related statements of income, shareholders' equity and cash flows for the then-current fiscal year through the date of such balance sheets (the balance sheets, statements and related notes now or hereafter included in the Firstmark Disclosure Package are referred to collectively as the "Financial Statements"). The Financial Statements:

                                             (A) do or will fairly present ISC's
                                    and STIC's respective consolidated financial position and results of operations of ISC and STIC as of the respective dates and for the respective periods stated above;

                                             (B) have been or will be prepared
                                    pursuant to and in accordance with Generally
                                    Accepted Accounting Principles; and

                                    (ii) Except as set forth in the Firstmark
                           Disclosure Package and except for any obligation, absolute, contingent or otherwise, relating to the issuance of or coverage under any insurance policy, ISC and STIC had, and will have had, no material uninsured liability or obligation required to be reflected or disclosed in the Financial Statements under Generally Accepted Accounting Principles which is not so reflected or disclosed, and ISC and STIC had and will have had no material liability or obligation as of the respective dates of the Financial Statements not required to be reflected or disclosed in the Financial Statements.

                                    (iii) STIC has heretofore maintained and
                           currently maintains a Claims Reserve and an IBNR Reserve that, in each case, is in an amount which is equal to or greater than the minimum Claims Reserve and IBNR Reserve required to be maintained under Generally Accepted Accounting Principles. Such Claims Reserve and IBNR Reserve are equal to or greater than the minimum amount of reserves suggested by the latest independent actuarial study of STIC's Claims Reserve and IBNR Reserve and neither is discounted to reflect the time value of money.

                                    (f)(i) Except as set forth in the Firstmark
                           Disclosure Package, (A) Firstmark, SCAC, ISC, and each ISC Subsidiary and each STIC Subsidiary have filed or caused to be filed all Tax Returns that are or were required to be filed by it, them, or any one or more of them (taking into account any valid extensions of time for filing) pursuant to applicable Legal Requirements, and (B) Firstmark, SCAC, ISC, and each ISC Subsidiary and each STIC Subsidiary have paid, or made provision in the Financial Statements for the payment of, all Taxes that have become due and payable by it, them, or any one or more of them, or by any consolidated, combined, unitary or other group, or any member of any such group of which Firstmark, SCAC, ISC, each ISC Subsidiary and each STIC Subsidiary, or any one or more of them is or at any time has been a member, regardless of whether or not shown on such Tax Returns, except such Taxes, if any, as are listed in the Firstmark Disclosure Package.

                                    (ii) All Tax Returns filed by Firstmark,
                           SCAC, ISC, each ISC Subsidiary and each STIC
                           Subsidiary (A) were prepared in good faith and in a manner reasonably believed, by management of Firstmark, SCAC, ISC and STIC, respectively, to be in accordance with tenable interpretations and applications of the Code and any other applicable Legal Requirement and (B) are true and correct in all material respects.

                                    (iii) For the period beginning June 8, 1996,
                           through the Closing Date, for federal income Tax purposes, Firstmark, SCAC, ISC, each ISC Subsidiary and each STIC Subsidiary that is taxable as a corporation (A) have been and will continue to be members of an "affiliated group" and a "consolidated group" as defined in Section 1504(a) and Section 1.1502-1(h) of the Code and the treasury regulations promulgated thereunder, respectively, and (B) have joined or been included in the filing of consolidated returns in which Firstmark is the parent of the affiliated group. For the period beginning August 11, 1992, and ending June 7, 1996, for federal income Tax purposes, ISC, each ISC Subsidiary and each STIC Subsidiary that is taxable as a corporation were, together with Southern Capital Corporation, the sole members of an "affiliated group" and a "consolidated group," as defined hereinabove, and filed consolidated income Tax Returns in which Southern Capital Corporation was the parent of the affiliated group. The Firstmark Disclosure Package identifies each state and local jurisdiction or Governmental Body in or with which ISC, each ISC Subsidiary and each STIC Subsidiary, or any one or more of them, is required to file any Tax Returns, whether on a consolidated, combined, unitary or other group or separate return basis, and the Tax Returns that are required to be filed in each such jurisdiction.

                                    (iv) Except as set forth in the Firstmark
                           Disclosure Package, during the five (5) year period immediately preceding the date hereof, there has been no audit commenced or conducted by any Governmental Body against Firstmark, SCAC, Southern Capital Corporation, ISC, any ISC Subsidiary or any STIC Subsidiary regarding Taxes.

                                    (v) No Tax is required to be withheld
                           pursuant to ss.1445 of the Code as a result of any of the transfers contemplated by this Agreement.

                                    (vi) ISC, STIC, each ISC Subsidiary and each
                           STIC Subsidiary have withheld from its and their employees, policyholders and vendors (and timely paid to the appropriate Governmental Body) proper and accurate amounts for all periods through the Closing Date in compliance with all Tax withholding provisions of applicable Legal Requirements (including, without limitation, income, social security and employment Tax withholding for all types of compensation).

                                    (vii) None of ISC, STIC, any ISC Subsidiary
                           or any STIC Subsidiary has waived or extended, or is bound by or subject to any waiver or extension by Firstmark, Southern Capital Corporation or any other Person, of any statute of limitation that applies to any Tax or any Tax Return for any taxable period.

                                    (viii) No payment or series or combination
                           of payments or transactions to or with any Person that arise out of any of the transactions contemplated by this Agreement will constitute an "excess parachute payment" as defined in Section 280G(b) of the Code, and none of ISC, STIC, any ISC Subsidiary or any STIC Subsidiary will incur any liability or obligation to withhold any Tax with respect to any "excess parachute payment" under Sections 3401 or 4999 of the Code.

                                    (ix) Except as set forth in the Firstmark
                           Disclosure Package, none of the limited liability companies in which ISC or any ISC Subsidiary or any STIC Subsidiary has an interest is classified or taxable as a corporation by any Governmental Body for income tax purposes.

                           (g) Except as set forth in the Firstmark Disclosure
                  Package, (i) since December 31, 1997, there have not been any material adverse changes in the aggregate, in the general affairs, condition, business, properties, prospects, assets, financial position, results of operations or net worth of ISC or the ISC Subsidiaries; (ii) the business affairs of ISC and the ISC Subsidiaries have since such date been conducted in the usual and ordinary course of business, and (iii) after the close of business on such date, no transaction has taken place or material contract entered into other than in the usual and ordinary course of business as heretofore conducted.


                           (h) Except as set forth in the Firstmark Disclosure
                  Package, and since December 31, 1997, there has not been:

                                    (i) any destruction, physical damage to,
                           physical loss of, or casualty with respect to, the title plant of STIC which materially and adversely affects the financial condition or operations of ISC, or any ISC Subsidiary;

                                    (ii) any actions by ISC or any ISC
                           Subsidiary pursuant to which ISC or any ISC
                           Subsidiary has issued, sold or otherwise disposed of or agreed to issue, sell or otherwise dispose of any capital stock or any other security of ISC or any ISC Subsidiary, or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or other security of ISC or any ISC Subsidiary;

                                    (iii) any payment of, or agreement to pay,
                           any dividends on or any distribution (whether in cash, property or stock) in respect of the ISC Capital Stock nor any issuance, purchase or redemption of, or agreement to issue, purchase or redeem, any of the ISC Capital Stock;

                                    (iv) any loans by ISC or any ISC Subsidiary
                           to any person or entity or any guaranty by ISC or any ISC Subsidiary of any loan to any person or entity other than loans to, or guarantees in favor of, agents of ISC or any ISC Subsidiary made in a manner consistent with past practices;

                                    (v) any issuance of evidence of indebtedness
                           by ISC or any ISC Subsidiary except in the ordinary course of business;

                                    (vi) the incurrence or payment by ISC or any
                           ISC Subsidiary of any obligations for borrowed monies, absolute, contingent or otherwise, or failure to pay or discharge any material liabilities for borrowed monies when due; except the incurrence or payment of liabilities for borrowed monies in the ordinary course of their respective businesses consistent with past practice and which have not been and will not be adverse to the general affairs, business, prospects or the properties, financial position, results of operations or net worth of ISC or any ISC Subsidiary;

                                    (vii) any material intercompany transfer by
                           ISC or any ISC Subsidiary of liquid assets to Firstmark, SCAC or another Affiliate of Firstmark;

                                    (viii) any capital expenditures in excess of
                           $25,000;

                                    (ix) any agreements by ISC, STIC or any
                           other ISC Subsidiary to do any of the things described in the preceding clauses (i) through
                           (viii).

                           (i) Except as set forth in the Firstmark Disclosure
                  Package, neither ISC nor any ISC Subsidiary is a party to any written or oral (i) contract with any labor union, (ii) employment or consulting contract or other material contract for services (except legal services and other services related to claims administration and all litigation) where ISC or any ISC subsidiary is obligated to make payments after the Closing Date, (iii) loan agreement or instrument relating to any debt,
                  (iv) letter of credit or guarantee, except in the ordinary course of business, (v) contract or agreement which has not expired restricting the ability of any person from freely engaging in any business or competing in the world, (vi) contract not made in the ordinary course of business, (vii) power of attorney except in the ordinary course of business,
                  (viii) operating real property leases, (ix) partnership agreements or (x) other material contract, except insubstantial contracts which can be terminated without liability upon the giving of no more than thirty (30) days' notice. Each contract or other agreement listed in the Firstmark Disclosure Package is in full force and effect and is valid and enforceable by ISC or the applicable ISC Subsidiary in accordance with its terms. Neither ISC nor any ISC Subsidiary is in default in the observance or the performance of any material term or obligation to be performed by it under any contract listed in the Firstmark Disclosure Package.

                           (j) All of the material transactions of ISC and the
                  ISC Subsidiaries with unrelated Persons have been conducted on terms generally available in transactions between unrelated Persons in freely negotiated transactions.

                           (k) Except as set forth in the Firstmark Disclosure
                  Package, as of the date hereof, (i) no investigation, governmental or administrative proceeding or other material litigation of any kind or nature to which ISC or any ISC Subsidiary may be a party is pending or threatened, and (ii) to the knowledge of senior management of ISC or any ISC Subsidiary, no material claim which has not ripened into litigation or other proceeding has been made or threatened against any of them which would materially and adversely affect ISC or any ISC Subsidiary, or the ability of Firstmark or SCAC to consummate the transactions contemplated by this Agreement.

                           (l) The Firstmark Disclosure Package sets forth a
                  list and description of (i) all outstanding loans made by ISC or any ISC Subsidiary to any of their Affiliates, (ii) all outstanding loans made by any of their Affiliates to ISC or any ISC Subsidiary, and (iii) all other transactions either between or among ISC, any ISC Subsidiary and any of their Affiliates.

                           (m) STIC holds all required Licenses for the STIC
                  Licensed States. All the Licenses are in full force and effect and no suspension, revocation or non-renewal of any thereof, and, to the knowledge of Firstmark, no event which (whether with notice or lapse of time or both) might result in a suspension, revocation or failure to renew any thereof, has occurred except as set forth in the Firstmark Disclosure Package.

                           (n) STIC has posted all deposits of securities and
                  cash required by regulatory authorities having jurisdiction over STIC. The Firstmark Disclosure Package contains a list of such deposits and the locations thereof.

                           (o) The Firstmark Disclosure Package contains a true
                  and complete list of all reinsurance policies and agreements, and all excess loss and fidelity insurance policies, of STIC and shows the limits, the reinsurer or insurer, and any pending material claims against such reinsurer or insurer thereunder. Such policies and agreements are in full force and effect, subject to no breach by STIC which shall give rise to a right in the reinsurer or insurer to deny any claim by STIC. STIC has not committed any, nor has it received notice of any, breach under reinsurance agreements and policies or excess loss and fidelity insurance policies listed in the Firstmark Disclosure Package. STIC has notified each such reinsurer or insurer of all claims, known to STIC as to which STIC is required to provide notice in accordance with the terms of such reinsurance and insurance policies and agreements.

                           (p) Set forth in the Firstmark Disclosure Package is
                  a list of claims which have been made but not resolved or otherwise settled as of June 30, 1998 in which (i) the amount claimed exceeds $250,000 (including legal fees) or (ii) STIC reasonably believes will result in payments (including legal fees) in excess of $10,000.

                           4.3. Dates of and Survival of Firstmark and SCAC
Representations and Warranties.

                           (a) Except as to any representation that specifically
                  relates to an earlier date, the representations and warranties set forth in this Agreement shall be deemed to be made again by Firstmark and SCAC as of the Closing Date. The Firstmark Disclosure Package shall be deemed to be delivered again by Firstmark at the Closing, subject to Firstmark's right to supplement or amend the Firstmark Disclosure Package as provided in Section 9.1(b) at such date; provided, however, that no supplement of the Firstmark Disclosure Package shall cure any failure of the condition to closing contained in paragraph 3.1(a) which would have resulted absent such supplement.

                           (b) The representations and warranties made by
                  Firstmark and SCAC shall survive for a period of twelve (12) months after the Closing Date except that the representations and warranties made by Firstmark (i) in paragraph 4.2(e), and
                  (ii) concerning Tax matters shall survive until the expiration of the applicable statute of limitations.

                  5. Old Guard Representations and Warranties.

                           5.1. Old Guard Representations and Warranties. Old
Guard hereby represents and warrants as follows:

                           (a) Old Guard is a corporation duly organized,
                  validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and each Old Guard Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the applicable jurisdiction.

                           (b) Old Guard and each Old Guard Subsidiary has full
                  power and authority to own its properties and to carry on its business as now conducted in its state of incorporation and is in good standing and duly qualified to conduct business as a foreign corporation in each of the jurisdictions in which the conduct of its business requires such qualification.

                           (c) All corporate actions of Old Guard required to
                  authorize the execution of this Agreement and the transactions contemplated hereby have been duly authorized and adopted in accordance with applicable law and its bylaws and articles of incorporation and are appropriately reflected in Old Guard's minute books.

                           (d) This Agreement constitutes valid and binding
                  obligations of Old Guard enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the rights of creditors generally.

                           (e) Old Guard's authorized capitalization consists of
                  15,000,000 shares of Common Stock, no par value per share, of which 3,968,785 shares are issued and outstanding as of September 30, 1998, and 5,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. All outstanding shares of Old Guard's common stock are validly issued, fully paid and nonassessable. There are no options, calls, warrants, or any other securities, rights or common share equivalents outstanding, which are convertible into, exercisable for, or relate to, any shares of capital stock of Old Guard except as described in Old Guard's proxy statement dated April 15, 1998.

                           (f) Old Guard has filed with the Securities and
                  Exchange Commission its annual report on Form 10-K for the fiscal year ended December 31, 1997, and its quarterly report on Form 10-Q for the nine months ended September 30, 1998. All financial statements of Old Guard contained in such filings, or so delivered to Firstmark, shall be deemed delivered to Firstmark as part of the Old Guard Disclosure Package, and shall be referred to collectively as the "Old Guard Financial Statements." The Old Guard Financial Statements:

                                    (i) do or will fairly present Old Guard's
                           financial position and results of operations of Old Guard and the Old Guard Subsidiaries as of the respective dates and for the respective periods stated above; and

                                    (ii) have been or will be prepared pursuant
                           to and in accordance with Generally Accepted
                           Accounting Principles.

                  Except as set forth in the Old Guard Disclosure Package, and except for any obligation, absolute, contingent or otherwise, relating to the issuance of or coverage under any insurance policy, Old Guard and the Old Guard Subsidiaries had, and will have had, as of the respective dates of the Old Guard Financial Statements, no material uninsured liability or obligation required to be reflected or disclosed in the Old Guard Financial Statements under Generally Accepted Accounting Principles which is not so reflected or disclosed, and Old Guard had no material liability or obligation as of the respective dates of the Old Guard Financial Statements not required to be reflected or disclosed in the Old Guard Financial Statements.

                           5.2. Dates of and Survival of Old Guard
Representations and Warranties. The representations and warranties made by Old Guard set forth in this Agreement shall be deemed to be made again by Old Guard as of the Closing Date and shall survive the Closing for a period of twelve (12) months or, in the case of representations and warranties concerning Tax matters, until the expiration of the applicable statute of limitations. The Old Guard Disclosure Package shall be deemed to be delivered again by Old Guard at the Closing Date.

                  6. Joint Covenants.

                           6.1. Confidentiality. Between the date of this
Agreement and the Closing Date, Firstmark and Old Guard each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the contemplated transaction is not consummated, each party will return or destroy as much of such written information as may be reasonably requested.

                           6.2. Proxy Statement and Shareholder Approval. The
Board of Directors of Firstmark will duly call and will hold a meeting of its shareholders as soon as practicable for the purpose of approving the Agreement and the transactions contemplated thereby (the "Firstmark Shareholders Meeting") and shall prepare and file with the Securities Exchange Commission and mail to its shareholders appropriate proxy materials (the "Proxy Materials"), including a notice of a special meeting of shareholders of Firstmark, a proxy statement and a form of proxy that comply as to form, in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. In connection with the Proxy Materials, Firstmark shall recommend to its shareholders that this Agreement and all of the transactions contemplated hereby be approved by such shareholders unless Firstmark shall have received a written opinion of counsel that to do so would constitute a breach of the fiduciary duty of the Board of Directors of Firstmark.

                           6.3. Tax Matters.

                           (a) For all Pre-Closing Tax Periods, Firstmark shall
                  include ISC, each ISC Subsidiary and each STIC Subsidiary that is taxable as a corporation (hereinafter, collectively, the "Firstmark Group Members") as an includable corporation, component or other group member, as the case may be, in its federal consolidated income Tax Returns and any state consolidated, combined or unitary Tax Returns with respect to which Firstmark is required to include any such one or more Firstmark Group Members as an includible corporation, component, unitary or other group member (hereinafter, all such Tax Returns are referred to as "Consolidated Returns"). Firstmark shall (i) prepare all such Consolidated Returns in a manner that is consistent with the Tax accounting methods and principles that Firstmark or any Firstmark Group Member used in its immediately preceding Tax year to report its or their income or other Tax items to each relevant taxing authority, except as otherwise expressly provided in this Agreement, and
                  (ii) allocate or apportion the liability for any Tax on any such Consolidated Return in a manner that is consistent with any Tax sharing arrangement or agreement used or in effect by the relevant includible corporation or group members in its or their immediately preceding taxable year, except as otherwise expressly provided in this Agreement.

                           (b) To facilitate the filing of the Consolidated
                  Returns for the period ending on the Closing Date, Old Guard shall cause each Firstmark Group Member that is includable in any such Consolidated Return to prepare a pro-forma Tax Return for each applicable Tax and each taxable period for which Firstmark will file a Consolidated Return, no less than sixty
                  (60) days prior to the due date (including any extended due date) for the relevant Tax Return, provided: (i) Firstmark provides Old Guard with at least one hundred and twenty (120) days written notice of the due date of the Consolidated Return for which Old Guard is required to prepare a pro-forma return; and (ii) Firstmark complies with any reasonable request by Old Guard and provides Old Guard with such information or documentation that is within Firstmark's knowledge, possession or control that Old Guard may reasonably request to prepare any such pro-forma return. Notwithstanding the foregoing, Firstmark agrees to apply for an extension of time to file a Consolidated Return if Old Guard is unable to provide Firstmark with any pro-forma return requested by Firstmark within the time allowed by the next preceding sentence. Old Guard shall prepare all such pro-forma Tax Returns in a manner that is consistent with the Tax accounting methods and principles that Firstmark or any Firstmark Group Member used in its immediately preceding Tax year to report its or their income or other Tax items to the relevant taxing authority, except as otherwise expressly provided in this Agreement.

                           (c) Old Guard shall prepare or cause to be prepared
                  and shall file on or before the due date (including any extended due date) all Tax Returns (other than the Consolidated Returns) of the Firstmark Group Members that are due (taking into account extensions of due dates) after the Closing. Firstmark shall provide Old Guard with written notice either (i) in the Firstmark Disclosure Package, or (ii) at the Closing, of all Tax Returns due after Closing for which Firstmark has obtained an extension of the due date, the extended due date and the amount of Tax paid in connection with any extension of any due date.

                           (d) At or prior to the filing of each Consolidated
                  Return, Firstmark shall remit to the relevant taxing authority the full amount of all Taxes, interest and penalties, if any, that are due and payable with respect to such Consolidated Return. Firstmark shall allocate or apportion the liability for such Tax (exclusive of interest and penalties, if any) in a manner that is consistent with any Tax sharing arrangement or agreement used or in effect by the relevant includible corporations or group members in its or their immediately preceding taxable year, except as otherwise expressly provided herein. With respect to a Consolidated Return for any Pre-Closing Tax Period:

                                    (1) Old Guard shall be liable to reimburse
                           Firstmark for the amount of Tax (but not interest or penalties) properly allocated or apportioned to any Firstmark Group Member, but only to the extent of the following amounts:

                                             (A) For any Tax relating to a
                                    taxable period that ends on or before June
                                    30, 1998, the lesser of (i) the amount
                                    accrued for such Tax for such period on the June 30, 1998 Financial Statements included in the Firstmark Disclosure Package (hereinafter, the "June 30, 1998 Financial Statements"), and (ii) the amount of such Tax that is properly allocated or apportioned to the relevant Firstmark Group Member.

                                             (B) For any Tax relating to a
                                    taxable period that begins before and ends after June 30, 1998, the sum of (i) the lesser of (x) the amount accrued for such Tax on the June 30, 1998 Financial Statements for that portion of such period that ends on June 30, 1998, and (y) the amount of such Tax that is properly allocated or apportioned to that portion of such period pursuant to the allocation or apportionment methods and procedures set forth in the last sentence of Section 9.3(b) hereof, applied as if (I) such taxable period is an "Interim Period," and (II) June 30, 1998 is substituted for the Closing Date, plus (ii) the amount of such Tax that is properly allocated or apportioned to the conduct of the business of the relevant Firstmark Group Member in the ordinary course, as provided in Section 7.1 hereof, for the period that begins on July 1, 1998, plus (iii) the amount of such Tax that is properly attributable to any "extraordinary transactions" that are attributable to the relevant Firstmark Group Members during the taxable period but occur after the Closing. For this purpose, "extraordinary transaction" shall mean any relevant transaction that is not in the ordinary course of business, but shall not include
                                    (y) the sale of Champion on or before the Closing Date, or (z) any Section 338(h)(10) Election.

                                             (C) For any Tax relating to a
                                    taxable period that begins on or after July
                                    1, 1998, all of such Tax other than (y) any portion of such Tax that is attributable to an "extraordinary transaction" that occurs before the Closing, and (z) any Section 338(h)(10) Taxes. For this purpose, the term "extraordinary transaction" shall have the meaning provided in Section 6.3(d)(1)(B) above, except that such term shall include the sale of Champion on or before the Closing Date.

                                    (2) Firstmark shall be liable for all Taxes
                           with respect to all Consolidated Returns for any Pre-Closing Tax Period that are not payable by Old Guard pursuant to Section 6.3(d)(1)(A), (B) and (C) above, including, without limitation, all Taxes attributable to the sale of Champion on or before the Closing Date and all Section 338(h)(10) Taxes, and all interest and penalties with respect to any Consolidated Returns.

                                    (3) Notwithstanding the other provisions of
                           this Agreement, (a) Old Guard's obligation under this
                           Section 6.3(d) to pay (or reimburse Firstmark for) andy Tax pursuant to Section 6.3(d)(1)(A), (B) or (C) above, including (without limitation) any amount accrued on the June 30, 1998 Financial Statements, shall be satisfied and discharged to the extent that, at any time after June 30, 1998, Old Guard, ISC, any ISC Subsidiary or any STIC Subsidiary either pays such Tax or reimburses Firstmark or SCAC, or any of its or their Affiliates (other than any Firstmark Group Member), for such Tax, and (b) the liability of each Firstmark Group Member pursuant to any tax sharing arrangement or agreement shall terminate on the Closing Date to the extent that any such arrangement or agreement would otherwise result in Old Guard, or any of its Affiliates, or any Firstmark Group Member, incurring any loss, liability, damage or expense, including, without limitation, any liability for any Tax, interest or penalty thereon, for any taxable period, except as expressly provided in Section 6.3(d)(1)(A), (B) and (C) above.

                           (e) At or prior to the filing of each Tax Return to
                  be prepared and filed by Old Guard pursuant to Section 6.3(c) above, Old Guard shall remit to the relevant taxing authority the full amount of all Taxes, interest and penalties, if any, that are due and payable with respect to each such Tax Return. With respect to any Tax Return other than a Consolidated Return for any Pre-Closing Tax Period.

                                    (1) Firstmark shall be liable to reimburse
                           Old Guard for the amount of Tax (but, except as set forth below, not interest or penalties), but only to the extent of the following amounts:

                                             (A) For any Tax relating to a
                                    taxable period that ends on June 30, 1998, the excess of (i) the amount of such Tax, over (ii) the amount accrued for such Tax on the June 30, 1998 Financial Statements. For any Tax relating to a taxable period that ends before June 30, 1998, all of such Tax and all associated interest and penalties thereon, other than any portion of such Tax, interest and penalties that is accrued on the June 30, 1998 Financial Statements.

                                             (B) For any Tax relating to a
                                    taxable period that begins before and ends after June 30, 1998, the sum of (i) the excess of (x) the amount of such Tax that is properly apportioned to that portion of such period that ends on June 30, 1998, pursuant to the allocation or apportionment methods and procedures set forth in the last sentence of Section 9.3(b) hereof, applied as if (y) such taxable period is an "Interim Period," and (z) June 30, 1998 is substituted for the Closing Date, over (y) the amount accrued for such Tax on the June 30, 1998 Financial Statements for that portion of such period that ends on June 30, 1998, plus (ii) the amount of such Tax that is properly attributable to any "extraordinary transaction" that occurs on or after July 1, 1998 and before the Closing, plus (iii) all Section 338(h)(10) Taxes. For this purpose, the term "extraordinary transaction" shall have the meaning provided in Section 6.3(d)(1)(B) above, except that such term shall include the sale of Champion on or before the Closing Date.

                                             (C) For any Tax relating to a
                                    taxable period that begins on or after July
                                    1, 1998, the amount of such Tax that is
                                    properly attributable to any "extraordinary transaction" that occurs on or after July 1, 1998 and before the Closing, and all Section 338(h)(10) Taxes. For this purpose, the term "extraordinary transaction" shall have the meaning provided in Section 6.3(d)(1)(B) above, except that such term shall include the sale of Champion on or before the Closing Date.

                                    (2) Old Guard shall be liable for all Taxes
                           with respect to all Tax Returns (other than Consolidated Returns) for any Pre-Closing Tax Period that are not payable by Firstmark pursuant to Section 6.3(e)(1)(A), (B) and (C) above, excluding all Taxes attributable to the sale of Champion on or before the Closing Date and all Section 338(h)(10) Taxes, which shall be the sole liability and obligation of Firstmark.

                                    (3) Notwithstanding the other provisions of
                           this Agreement, (a) Old Guard's obligation under this
                           Section 6.3(e) to pay (or reimburse Firstmark for) any Tax pursuant to Section 6.3(e)(2) above, including (without limitation) any amount accrued on the June 30, 1998 Financial Statements, shall be satisfied and discharged to the extent that, at any time after June 30, 1998, Old Guard, ISC, any ISC Subsidiary or any STIC Subsidiary either pays such Tax or reimburses Firstmark or SCAC, or any of its or their Affiliates (other than any Firstmark Group Member), for such Tax, and (b) Firstmark's obligation under this Section 6.3(e) to pay (or reimburse Old Guard for) any Tax pursuant to Section 6.3(e)(1)(A),
                           (B) or (C) above, shall be satisfied and discharged to the extent that, at any time after June 30, 1998, Firstmark pays an amount in respect of such Tax to
                           (i) Old Guard, ISC, any ISC Subsidiary or any STIC Subsidiary, as appropriate or approved by Old Guard, or (ii) the relevant taxing authority.

                           (f) Any Consolidated Tax Return prepared by Firstmark
                  pursuant to Section 6.3(a) above for which Firstmark intends to seek reimbursement from Old Guard pursuant to Section 6.3(d) above, or any Tax Return prepared by or at the direction of Old Guard pursuant to Section 6.3(c) above for which Old Guard intends to seek reimbursement from Firstmark pursuant to Section 6.3(e) above, shall be submitted to the other party, Firstmark or Old Guard, as the case may be, together with a written request setting forth the amount and calculation of any reimbursement that is requested, in sufficient time to permit a reasonable review prior to the due date (including extensions) of such Tax Return. Old Guard or Firstmark, as the case may be, shall have the right to review all work papers and procedures used to prepare any such Tax Return or compute any such reimbursement request. If Old Guard or Firstmark, as the case may be, within twenty (20) days after delivery of any such Tax Return notifies the other party in writing that it objects to any items in such Tax Return or reimbursement request and provides a reasonable description of the basis for such objection, the parties shall proceed in good faith to resolve the dispute and, if they are unable to do so within twenty (20) days, the disputed item shall be resolved by the Alternative Accountants in accordance with any applicable provisions of this Agreement. Upon resolution of all disputed items, the relevant Tax Returns and reimbursement request shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. If the Tax Return with respect to which an adjustment has been made has been filed, the party who filed such Tax Return shall, at its own cost and expense, prepare and file an amended Tax Return to reflect all such adjustments. The amount of the reimbursement requested with respect to any Tax Return shall be paid upon the filing of such Tax Return; or, if later, within twenty (20) days after the party obligated to make reimbursement receives the written request therefor; or, if later, upon the resolution of any disputed item by the parties or the Alternative Accountants. The costs, fees and expenses of the Alternative Accountants shall be borne equally by Old Guard and Firstmark.

                           (g) Firstmark and Old Guard shall promptly notify the
                  other party in writing upon receipt by Firstmark or Old Guard, or by any of their then-current Affiliates, respectively, of notice of any pending or threatened Tax audits of or assessments against Firstmark or Old Guard, or any of such party's then-current or former Affiliates, as the case may be, for any taxable period with respect to which the other party, or any of its then-current or former Affiliates, may have any liability, whether at law or pursuant to this Agreement. Firstmark and Old Guard agree to cooperate, and to cause their respective Affiliates to cooperate, in each case at their own expense, in the conduct of any such audit, examination or determination by any taxing authority or other Governmental Body, in the preparation and filing of any claim for refund or amended return arising out of any such audit, examination or determination, or in any contest of any assessment, notice of deficiency or other adjustment or proposed adjustment of any Taxes for any such taxable period. In the event of any dispute or disagreement as to any such matters, the parties shall proceed in good faith to resolve the dispute and, if they are unable to do so within twenty (20) days of the receipt by either party of written notice from the other of a reasonable description of and the basis for such dispute, the disputed item or matter shall be resolved by the Alternative Accountants in accordance with any applicable provisions of this Agreement. The costs, fees and expenses of the Alternative Accountants shall be borne equally by Old Guard and Firstmark.

                           (h) Each of Firstmark and Old Guard, upon the request
                  of the other party, will, at any time and from time to time, upon execution of a mutually acceptable form of confidentiality agreement, afford to the other party, or any other representatives of the other party, full and complete access to such books and records (including all accounting, financial and tax records) as shall be necessary to permit the parties hereto to effectuate the provisions of this Section and, in connection therewith, will make available, or cause to be made available, such qualified personnel as the other party shall reasonably request to assist in the compilation of the information necessary to prepare and file the Tax Returns referred to in this Section 6.3 as well as may be necessary to respond to any audit that may be conducted from time to time with respect to such Tax Returns or any other relevant Tax Returns. Firstmark and Old Guard agree that ISC, each ISC Subsidiary and each STIC Subsidiary shall retain all books and records of each such entity as may be material to any Tax matters contemplated by this Agreement, and that Firstmark and Old Guard shall each retain such of their books and records, and the books and records of their respective Affiliates, as may be material to any Tax matters contemplated by this Agreement, until the applicable period for assessment under applicable law (giving effect to any and all extensions and waivers) has expired, and to abide or cause its Affiliates to abide with all record retention agreements entered into with any taxing authority, provided such Affiliate is a party to or has in its records a true and correct copy of any such agreement. Firstmark and Old Guard may at any time terminate its or their obligations under the next preceding sentence by affording the other party an opportunity, at its own expense, to copy and retain such books and records.

                           (i) Firstmark and Old Guard shall make a timely
                  election under ss.338(h)(10) of the Code andss.1.338(h)(10)-1 of the Treasury Regulations promulgated pursuant to the Code, and any corresponding elections that may be required under any applicable state or local Tax law, for each Firstmark Group Member that is acquired, directly or indirectly, by Old Guard at the Closing on the Closing Date. Firstmark and Old Guard shall (i) take, and cooperate with each other to take, all actions necessary and appropriate (including, without limitation, the preparation, completion and timely joint filing by Firstmark and Old Guard of Form 8023, and the preparation, completion and timely filing of such other forms, returns, elections, schedules and other documents and instruments) to effect, perfect and preserve a timelyss.338(h)(10) election in accordance withss.338(h)(10) of the Code andss.1.338(h)(10)-1 of the Treasury Regulations promulgated pursuant to the Code, and (ii) report the purchase and sale of the ISC Capital Stock, consistent with the election pursuant toss.338(h)(10) referred to in this Section and shall take no position contrary thereto or inconsistent therewith in any Tax Return, or in any discussion with or any proceeding before any taxing authority or other Governmental Body or otherwise.

                           (j) Any Tax refunds received by Firstmark or any of
                  its Affiliates, or by Old Guard or any of its Affiliates, with respect to any taxable period (including, without limitation, any Short, Interim or other period as determined under Section 9.3(b) hereof) that ends or is treated as ending on or before or as of the Closing Date, shall be apportioned between and paid by Firstmark to Old Guard, or by Old Guard to Firstmark, as the case may be, within thirty (30) days of receipt of such Tax Refund by the other party, based upon the portion of the Tax that is refunded that was paid by the parties pursuant to the principles and procedures set forth in this Agreement. In the event of any dispute or disagreement as to the allocation or apportionment of any such Tax Refund, the parties shall proceed in good faith to resolve the dispute and, if they are unable to do so within twenty (20) days of the receipt by either party of written notice from the other of a reasonable description of and basis for such dispute, the disputed item or matter shall be resolved by the Alternative Accountants in accordance with any applicable provisions of this Agreement. The costs, fees and expenses of the Alternative Accountants shall be borne equally by Old Guard and Firstmark.

                  7. Covenants of Firstmark, SCAC, ISC and STIC Through the Closing Date. Firstmark, SCAC, ISC and STIC each jointly covenant and agree that from the date hereof until the Closing Date or earlier termination of this Agreement pursuant to Section 10.2:

                           7.1. Conduct of Business. ISC will, and will cause
each ISC Subsidiary to (a) carry on its business in the usual and ordinary course, and (b) use its best efforts to preserve its business organizations intact and conserve the goodwill and relationships of its customers and others having business relations with it.

                           7.2. No Dividends. No dividend or other distribution
of any nature will be declared, made, set aside or paid on or in respect of any of the ISC Capital Stock, nor will ISC directly or indirectly, issue, redeem, retire, purchase or otherwise acquire any share of ISC Capital Stock.

                           7.3. Regulatory Approvals; Delivery of Documents.
Each shall use its best efforts to assist in obtaining those regulatory approvals described in Section 3.1(c). On the Closing Date, Firstmark shall deliver those documents set forth in Section 3.1(c).

                           7.4. Reports. ISC shall, and shall cause each ISC
Subsidiary to duly and timely file all reports or returns required to be filed with any governmental agency to which such filings have previously been made in the ordinary course of business and promptly pay when due all taxes, assessments and governmental charges including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings.

                           7.5. No Solicitation. Firstmark, SCAC, ISC, and STIC
and their agents and representatives shall cease and terminate all efforts to offer, sell or solicit offers or respond to offers, to purchase the stock or assets of ISC or STIC and any discussions in connection therewith. Notwithstanding the foregoing, Firstmark, SCAC, ISC and STIC may respond to an unsolicited offer, if they receive a written opinion of counsel that the directors of Firstmark, in the exercise of their fiduciary duty, are required to respond to such offer. In the event that Firstmark, ISC or STIC do respond to any such unsolicited offer, they shall immediately notify Old Guard and provide Old Guard with a copy of the written opinion of counsel, whereupon Old Guard shall have the right to terminate this Agreement. In the event that Firstmark, ISC or STIC enter into an agreement with any party other than Old Guard with respect to any merger of ISC or STIC, sale of stock of ISC or STIC or sale of all or substantially all of the assets of ISC or STIC, then Firstmark, ISC and STIC shall be jointly and severally liable to Old Guard in the amount of $400,000 and such amount shall be promptly paid to Old Guard within two (2) business days of the date of execution of such agreement.

                           7.6. Dissenters Rights. In the event that this
Agreement is terminated by Firstmark pursuant to Section 10.2(c)(ii) because of failure to satisfy the condition set forth in Section 3.2(f) regarding the exercise of dissenters rights, Firstmark shall pay to Old Guard, concurrently with such termination, an amount equal to the lesser of (i) 115% of Old Guard's identifiable out-of-pocket expenses, or (ii) $100,000.

                  8. Covenants of Old Guard. Old Guard covenants and agrees that (unless the content clearly requires otherwise) from the date hereof until the Closing Date or earlier termination of this Agreement pursuant to Section 10.2 below:

                           8.1. Conduct of Business. Old Guard will, and will
cause each Old Guard Subsidiary to (a) carry on its business in the usual and ordinary course, and (b) use its best efforts to preserve its business organizations intact and conserve the goodwill and relationships of its customers and others having business relations with it.

                           8.2. Regulatory Approvals; Delivery of Documents. Old
Guard will make application for, and use its best efforts to expeditiously obtain, those regulatory approvals set forth in Section 3.1(c), Closing Date, Old Guard shall deliver those documents set forth in Section 3.2(c).

                           8.3. Reports. Old Guard shall, and shall cause each
Old Guard Subsidiary to duly and timely file all reports or returns required to be filed with any governmental agency to which such filings have previously been made in the ordinary course of business and promptly pay when due all taxes, assessments and governmental charges including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings.

                           8.4. Post Closing Contribution. Old Guard shall
contribute $750,000 of additional capital to STIC promptly after Closing. Such capital shall be in the form of equity and for the purposes of calculating Pre-Tax Net Income or any other reason, there shall be no fee or charge assessed on or against such additional capital.

                           8.5. Bonus Payments. Old Guard and STIC agree that in
calculating the bonus payable to Donald Cruickshanks and Gerald Sklar for calendar year 1998 pursuant to their current employment agreements, STIC shall calculate its "after-tax profits" without regard to the requirements of Section 3.1(m). Instead, such "after-tax profits" shall be determined as if the addition to the IBNR Reserve for the year ended December 31, 1998 was an amount sufficient to make the IBNR Reserve equal to the minimum of the actuarially determined IBNR Reserve range as of December 31, 1998.

                  9. Indemnification; Arbitration; Injunctive Relief.

                           9.1. Firstmark Indemnification.

                           (a) Firstmark and SCAC shall indemnify, defend and
                  hold harmless Old Guard against and with respect to that portion of any claim, liability, obligation, loss, damage, assessment, judgment, cost, expense (including, without limitation, reasonable attorney's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character, arising out of or in any manner incident, relating or attributable to (but after taking into account any tax benefit to Old Guard therefrom but without regard to any benefits resulting from the Section 338(h)(10) Election) any material (i) breach of any representation or warranty to the extent specified above,
                  (ii) breach of any covenant to the extent specified above, and/or (iii) breach of any agreement of Firstmark contained in this Agreement or the Firstmark Disclosure Package, and/or
                  (iv) any other claims otherwise directly or indirectly relating to this Agreement or the transactions contemplated hereby (whether arising under contract, tort or otherwise), subject however, to the following limitations and conditions:

                                    (i) Except for losses or claims relating
                           solely to, or arising solely from, any Taxes or Tax Matters described or contemplated in Sections 4.2(f),
                           6.3 or 9.3 hereof, no amount shall be due from Firstmark or SCAC to Old Guard under this Section 9.1 or otherwise with respect to any claim, proceeding or other matter to the extent that such claim or claims do not exceed $25,000 in the aggregate. In the event that any such claim or claims exceed $25,000 in the aggregate, Firstmark and SCAC shall be liable for such excess amount.

                           (b) Old Guard shall notify Firstmark and SCAC in a
                  timely manner and in writing of any matters as to which Old Guard is entitled to receive indemnification under this
                  Section 9.1, and shall set forth in such notice reasonable detail regarding specific facts and circumstances then known by Old Guard that pertain to such matters. To the extent that any such matters may entail litigation with parties other than Firstmark or SCAC, Firstmark and SCAC shall have the right, at its expense, to appoint single counsel to advise Old Guard in any contest of a claim with such other parties. Old Guard shall have final authority to determine all matters in connection with any such litigation or prospective litigation. Old Guard may not act in a manner inconsistent with the written advice of such counsel unless the determination to so act by Old Guard is made in good faith and considers the extent to which Old Guard's failure to follow such advice may increase the risk of obtaining, or the liability with respect to, an adverse judgment. Notwithstanding the foregoing, Firstmark and SCAC may, upon the giving of prompt written notice, elect to defend, at its own expense, any matter that may entail litigation as described above. Such notice shall include an admission of liability by Firstmark and SCAC with respect to the underlying indemnity claim.

                           9.2. Old Guard Indemnification.

                           (a) Old Guard shall indemnify, defend and hold
                  harmless Firstmark and SCAC against and with respect to that portion of any claim, liability, obligation, loss, damage, assessment, judgment, cost, expense (including, without limitation, reasonable attorney's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character, arising out of or in any manner incident, relating or attributable to (but after taking into account any tax benefit to Firstmark or SCAC therefrom but without regard to any benefits resulting from the Section 338(h)(10) Election) any material (i) breach of any representation or warranty, (ii) breach of any covenant,
                  (iii) breach of any agreement of Old Guard contained in this Agreement or the Old Guard Disclosure Package and/or (iv) any other claims otherwise directly or indirectly relating to this Agreement or the transactions contemplated hereby (whether arising under contract, tort or otherwise), subject however, to the following limitations and condition that no amount shall be due from Old Guard to Firstmark or SCAC under this
                  Section 9.2 or otherwise with respect to any claim, proceeding or other matter to the extent that such claim or claims do not exceed $25,000 in the aggregate. In the event that any such claim or claims exceed $25,000 in the aggregate, Old Guard shall be liable for such excess amount.

                           (b) Firstmark and SCAC shall notify Old Guard in a
                  timely manner and in writing of any matters as to which Firstmark and SCAC is entitled to receive indemnification under this Section 9.2, and shall set forth in such notice reasonable detail regarding specific facts and circumstances then known by Firstmark and SCAC that pertain to such matters. To the extent any such matters may entail litigation with parties other than Old Guard, Old Guard shall have the right, at its expense, to appoint single counsel to advise Firstmark and SCAC in any contest of a claim with such other parties. Firstmark and SCAC shall have final authority to determine all matters in connection with any such litigation or prospective litigation. Firstmark and SCAC may not act in a manner inconsistent with the written advice of such counsel unless the determination to so act by Firstmark and SCAC is made in good faith and considers the extent to which Firstmark's and SCAC's failure to follow such advice may increase the risk of obtaining, or the liability with respect to, an adverse judgment. Notwithstanding the foregoing, Old Guard may upon the giving of prompt written notice, elect to defend, at its own expense, any matter that may entail litigation as described above. Such notice shall include an admission of liability by Old Guard with respect to the underlying indemnity claim.

                           9.3. Tax Indemnification; Apportionment of Taxes.

                           (a)(i) In furtherance and without limiting the
                  generality of Section 9.1 hereof, Firstmark and SCAC will, jointly and severally, indemnify, defend and hold harmless Old Guard, ISC, each ISC Subsidiary and each STIC Subsidiary from any and all Taxes imposed on Firstmark, SCAC, ISC, any ISC Subsidiary or any STIC Subsidiary, or on any other member of any "affiliated group" or "consolidated group" (as defined in Section 1504(a) and Section 1.1502-1(h) of the Code and the treasury regulations promulgated thereunder, respectively) of which ISC, any ISC Subsidiary or any STIC Subsidiary, were members for any period ending prior to or on the Closing Date, in respect of its or their income, business, property or operations or for which Old Guard, ISC, any ISC Subsidiary or any STIC Subsidiary, may otherwise be liable (A) for any period ending prior to or on the Closing Date, including any Short Period or Interim Period, including, without limitation, any Tax arising as a result of any election under Section 338(h)(10) of the Code (but excluding Taxes to be paid (or reimbursed to Firstmark) by Old Guard, ISC, any ISC Subsidiary or any STIC Subsidiary under Section 6.3 hereof), (B) arising out of a breach of the representations and warranties contained in Section 4.2(f) hereof, (C) arising out of the breach of any covenant or agreement under Section 6.3 hereof, or (D) for any reasonable costs or expenses incurred by Old Guard, ISC, any ISC Subsidiary or any STIC Subsidiary, with respect to any Taxes for which Old Guard, ISC, any ISC Subsidiary or any STIC Subsidiary, is indemnified by Firstmark and SCAC pursuant to this Section 9.3(a).

                           (ii) In furtherance and without limiting the
                  generality of Section 9.2 hereof, Old Guard will indemnify, defend and hold harmless Firstmark and SCAC from any and all Taxes imposed on Firstmark or SCAC (A) required to be paid (or reimbursed to Firstmark or SCAC) by Old Guard, ISC, any ISC Subsidiary or any STIC Subsidiary under Section 6.3 hereof,
                  (B) arising out of a breach of any covenant or agreement under
                  Section 6.3 hereof, or (C) for any reasonable costs or expenses incurred by Firstmark or SCAC with respect to any Taxes for which Firstmark is indemnified by Old Guard, ISC, any ISC Subsidiary or any STIC Subsidiary pursuant to this
                  Section 9.3(a).


                           (b) In order to appropriately apportion any Taxes
                  relating to any taxable period that includes the Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period of ISC, any ISC Subsidiary or any STIC Subsidiary (a "Short Period"), and such period shall be treated as a Short Period and a period ending prior to or on the Closing Date for purposes of this Agreement. In any case where applicable Legal Requirements do not permit ISC, any ISC Subsidiary or any STIC Subsidiary, to treat the Closing Date as the last day of a Short Period, then for purposes of this Agreement, the portion of each Tax that is attributable to the operations of ISC, any ISC Subsidiary or any STIC Subsidiary, for such interim period (the "Interim Period") shall be (i) in the case of a Tax that is not based on or related to income, sales gross receipts, premiums, wages, capital expenditures or expense, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Interim Period, and the denominator of which is the total number of days in such period, and (ii) in the case of a Tax that is based on or related to income, sales gross receipts, premiums, wages, capital expenditures or expense, the Tax that would be due with respect to the Interim Period if such Interim Period were a Short Period determined based upon an interim closing of the books of ISC, any ISC Subsidiary or any STIC Subsidiary, as the case may be.

                  10. Delivery of the Disclosure Packages; Termination.

                           10.1. Delivery of the Disclosure Packages.

                           (a) The parties hereto acknowledge and agree that the
                  Firstmark Disclosure Package and the Old Guard Disclosure Package delivered on the date of execution of this Agreement are a part of this Agreement and the representations and warranties of the parties hereto.

                           (b) On or before the Closing Date, Firstmark shall
                  deliver to Old Guard such supplements or amendments to the Firstmark Disclosure Package as are required to make the Firstmark Disclosure Package complete and accurate as of such date.

                           10.2. Termination.

                           (a) This Agreement may be terminated by either party
                  by written notice to the other party and the transactions contemplated hereby abandoned:

                                    (i) if Old Guard has been advised by the
                           Pennsylvania Insurance Department, the Virginia Bureau of Insurance or the Ohio Department of Insurance that an approval required hereunder will not be granted;

                                    (ii) if any litigation not initiated or
                           instigated by or on behalf of Firstmark, SCAC or Old Guard seeking to enjoin the transactions contemplated by this Agreement is finally determined on appeal in favor of the individual or entity seeking such injunction; or

                                    (iii) if the Closing has not occurred on or
                           before March 31, 1999.

                           (b) This Agreement may be terminated by Old Guard by
                  written notice to Firstmark and the transactions contemplated hereby abandoned:

                                    (i) upon the occurrence of a Material
                           Adverse Change with respect to ISC; or

                                    (ii) if the conditions set forth in Section
                           3.1 have not been met or waived by Old Guard; or

                                    (iii) on or before December 31, 1998 if Old
                           Guard, in its reasonable discretion, is not satisfied with the results of the due diligence investigation of ISC and the ISC Subsidiaries.

                           (c) This Agreement may be terminated by Firstmark by
                  written notice to Old Guard and the transactions contemplated hereby abandoned if (i) the conditions set forth in Section
                  3.2 have not been met or waived by Firstmark, or (ii) prior to the Closing Date, Old Guard shall enter into any agreement or letter of intent providing for the direct or indirect acquisition of substantially all of the assets and liabilities or voting stock of Old Guard.

                           10.3. Agreement Void. If this Agreement shall be
terminated under Section 10.2 it shall thenceforth be void without any further action by the parties hereto, and such termination shall be without liability of any party or any of its respective shareholders, directors or officers to any other party, or its respective shareholders, directors or officers.

                  11. Miscellaneous.

                           11.1. Brokers. Firstmark represents and warrants to
Old Guard and Old Guard represents and warrants to Firstmark that, except for Ferris Baker Watts Incorporated retained by Firstmark, and Legg Mason Wood Walker Incorporated retained by Old Guard, the services of a financial advisor, broker or finder have not been used in connection with any of the matters pertaining to this transaction and that no broker's or finder's fee will become payable by reason of the execution of this Agreement or the consummation of the transactions contemplated herein. The parties shall pay all amounts due to their respective financial advisors and shall hold harmless and indemnify the other parties from and against any claim for broker's, finder's or financial advisor's fees, including any cost or expense incurred in connection with the defense of any suit claiming such fees, or in any other manner pertaining to claims for such fees, which may become payable by reason of the acts or omission of Firstmark.

                           11.2. Entire Agreement. This Agreement (including the
Exhibits and the Disclosure Packages referred to herein) constitutes the entire agreement among the parties pertaining to the subject matter hereof. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including, without limitation, any alleged waiver based on a party's knowledge of any inaccuracy in any representation or warranty contained herein) unless in writing and signed by the party against which such amendment, supplement, modification, waiver or termination is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly therein provided.

                           11.3. Binding Agreement. All of the terms and
provisions of this Agreement by or for the benefit of the parties shall be binding upon and inure to the benefit of their successors, assigns, heirs and personal representatives. Except as expressly provided herein nothing herein is intended to confer upon any person other than the parties and their successors, any rights or remedies under or by reason of this Agreement.

                           11.4. Announcements. Firstmark and Old Guard shall
agree with each other as to the time of issuance, form and substance of any press release or other public announcement or disclosure related to this Agreement and the transactions contemplated hereby; provided that nothing contained herein shall prohibit either party, following written notification to the other, from making any disclosure which in the opinion of counsel is required by law.

                           11.5. Counterparts. This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                           11.6. Costs. Each party hereto assumes the payment of
its own costs (including any legal and/or accounting fees) resulting from this Agreement and the transactions contemplated hereby.

                           11.7. Notices. All notices, requests, demands and
other communications hereunder shall be in writing and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or mailed by certified or registered mail with postage prepaid:

                                    (a) If to Firstmark or SCAC to:

                                    Donald V. Cruickshanks, President
                                    Firstmark Corporation
                                    901 East Cary Street
                                    17th Floor
                                    Richmond, Virginia 23219

                                    With a copy to:

                                    R. Brian Ball, Esquire
                                    Williams Mullen Christian & Dobbins
                                    P.O. Box 1320 (23218-1320)
                                    1021 East Cary Street, 16th Floor
                                    Richmond, Virginia 23219

                                    (b) If to Old Guard:

                                    David E. Hosler, Chairman
                                    Old Guard Group, Inc.
                                    P.O. Box 3010
                                    2929 Lititz Pike
                                    Lancaster, PA 17604

                                    With a copy to:

                                    Jeffrey P. Waldron, Esquire
                                    Stevens & Lee, P.C.
                                    One Glenhardie Corporate Center
                                    Suite 202
                                    1275 Drummers Lane
                                    P.O. Box 236
                                    Wayne, Pennsylvania 19087-0236

                           11.8. Applicable Law. This Agreement shall be
construed and governed under the domestic, internal law (but not the conflicts of law) of the Commonwealth of Pennsylvania.

                           11.9. Separable Provisions. Should any clause,
section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effective without such illegal clause, section or part shall, nevertheless, remain in full force and effect.

                           IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date and year first above written.

                                        OLD GUARD GROUP, INC.

                                        By_________________________________
                                           David E. Hosler, Chairman


                                        FIRSTMARK CORP.

                                        By________________________________
                                           Donald V. Cruickshanks,
                                           President



                                        SOUTHERN CAPITAL ACQUISITION CORPORATION

                                        By________________________________
                                           Donald V. Cruickshanks,
                                           President


                                        INVESTORS SOUTHERN CORPORATION

                                        By________________________________
                                           Donald V. Cruickshanks,
                                           President



                                        SOUTHERN TITLE INSURANCE CORPORATION

                                        By________________________________
                                           Donald V. Cruickshanks,
                                           President




                                   Exhibit "A"

                              District of Columbia
                                    Florida*
                                    Maryland
                                 North Carolina
                                      Ohio
                                  Pennsylvania
                                    Virginia





* STIC is approved for license, but license has not been activated. To activate the license, STIC must place a statutory deposit with the State of Florida.

                                                                      Appendix B

                        [FERRIS, BAKER WATTS LETTERHEAD]


                                                       January 28, 1999

Board of Directors
Firstmark Corp.
P.O. Box 1398
Richmond, Virginia 23218

Gentlemen:

         Firstmark Corp. ("Firstmark" or the "Company") has requested a review of the proposed transaction (the "Transaction") involving the sale of the issued and outstanding common stock of its subsidiary, Investors Southern Corporation ("Investors"), the owner of 210,320 shares of common stock of Southern Title Insurance Corporation ("Southern"), representing 100% of the outstanding capital stock of Southern, to Old Guard Group, Inc. (the "Purchaser" or "Old Guard"). Specifically, you have requested a review as to whether the Transaction is fair to Firstmark shareholders from a financial point of view. The Transaction is described in the proposed Stock Purchase Agreement (the "Agreement") dated December 2, 1998 between the Purchaser and Firstmark. The Board of Directors retained us to initiate the Transaction and we commenced our engagement and investigation on September 2, 1997.

         In connection with the engagement, which resulted in the Transaction, we contacted approximately 100 potential acquirers by phone and formally sent an executive summary or a discussion memorandum to 33 potential acquirers to initiate a sale transaction for Southern. These potential acquirers included a mix of national and regional title insurance companies, property and casualty insurance companies, financial institutions, real estate developers and brokers, other synergistic acquirers and financial buyers. Our efforts resulted in the Transaction as set forth in the Agreement.

         Pursuant to the Agreement, the Purchaser will pay a total sum of $6.75 million in cash plus 25% of Southern's net income before taxes for the three fiscal years ending December 31, 2001 to Firstmark for the purchase of Investors' and Southern's common stock. Based on management's estimate the portion of the consideration which is based on the future financial performance of Southern is estimated at $1.093 million.

              In connection with the opinion, we have reviewed, among other things, i) the Agreement between the Purchaser and the Company, ii) selected audited public and unaudited internal financial information of the Company and Southern, and, iii) management's financial projection for Southern. We have held discussions with the members of the management of Southern regarding the past and current business operations and financial condition as well as the future prospects of Southern. We have reviewed specific data regarding the valuation of companies in Southern's industry and utilized our own expertise in merger, acquisition and divestiture transactions and valuations.

         In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion whether publicly available or provided to us by Firstmark and Southern, and we have not assumed any responsibility for independent verification of such information. We express no opinion as to the value to be received by holders of interests who may perfect dissenters' statutory fair appraisal remedies. Based upon the foregoing and based upon such other matters that we consider relevant, it is our opinion that as of the date hereof the sale of Investors' and Southern's common stock for $6.75 million cash plus 25% of Southern's net income before taxes for the three years ending December 31, 2001 to the Purchaser is fair to Firstmark shareholders from a financial point of view.

              Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of December 2, 1998. Our opinion is directed to the Board of Directors of Firstmark and does not constitute a recommendation as to how shareholders should vote on matters associated with the Agreement. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

                                         Very truly yours,

                                         /s/ FERRIS, BAKER WATTS, INC.

                                         FERRIS, BAKER WATTS, INC.

                                                                      Appendix C

                        Maine Revised Statutes Annotated
                   Title 13-A. Maine Business Corporation Act
                      Chapter 9. Mergers And Consolidations

ss. 909.  Right of dissenting shareholders to payment for shares

         1. A shareholder having a right under any provision of this Act to dissent to proposed corporate action shall, by complying with the procedure in this section, be paid the fair value of his shares, if the corporate action to which he dissented is effected. The fair value of shares shall be determined as of the day prior to the date on which the vote of the shareholders, or of the directors in case a vote of the shareholders was not necessary, was taken approving the proposed corporate action, excluding any appreciation or depreciation of shares in anticipation of such corporate action.

         2. The shareholder, whether or not entitled to vote, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. No such objection shall be required from any shareholder to whom the corporation failed to send notice of such meeting in accordance with this Act.

         3. If the proposed corporate action is approved by the required vote and the dissenting shareholder did not vote in favor thereof, the dissenting shareholder shall file a written demand for payment of the fair value of his shares. Such demand

                  A. Shall be filed with the corporation or, in the case of a merger or consolidation, with the surviving or new corporation; and

                  B. Shall be filed by personally delivering it, or by mailing it via certified or registered mail, to such corporation at its registered office within this State or to its principal place of business or to the address given to the Secretary of State pursuant to section 906, subsection 4, paragraph B; it shall be so delivered or mailed within 15 days after the date on which the vote of shareholders was taken, or the date on which notice of a plan of merger of a subsidiary into a parent corporation without vote of shareholders was mailed to shareholders of the subsidiary; and

                  C. Shall specify the shareholder's current address; and

                  D. May not be withdrawn without the corporation's consent.

         4. Any shareholder failing either to object as required by subsection 2 or to make demand in the time and manner provided in subsection 3 shall be bound by the terms of the proposed corporate action. Any shareholder making such objection and demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

         5. The right of a shareholder otherwise entitled to be paid for the fair value of his shares shall cease, and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim,

                  A. If his demand shall be withdrawn upon consent, or

                  B. If the proposed corporate action shall be abandoned or rescinded, or the shareholders shall revoke the authority to effect such action, or

                  C. If, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or

                  D. If no action for the determination of fair value by a court shall have been filed within the time provided in this section, or

                  E. If a court of competent jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section.

         6. At the time of filing his demand for payment for his shares, or within 20 days thereafter, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation or its transfer agent for notation thereon that such demand has been made; such certificates shall promptly be returned after entry thereon of such notation. A shareholder's failure to do so shall, at the option of the corporation, terminate his rights under this section, unless a court of competent jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear a similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

         7. Within the time prescribed by this subsection, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice to each dissenting shareholder who has made objection and demand as herein provided that the corporate action dissented to has been effected, and shall make a written offer to each such dissenting shareholder to pay for such shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class. The notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer, and a profit and loss statement of such corporation for the 12 months' period ended on the date of such balance sheet. The offer shall be made within the later of 10 days after the expiration of the period provided in subsection 3, paragraph B, for making demand, or 10 days after the corporate action is effected; corporate action shall be deemed effected on a sale of assets when the sale is consummated, and in a merger or consolidation when the articles of merger or consolidation are filed or upon which later effective date as is specified in the articles of merger or consolidation as permitted by this Act.

         8. If within 20 days after the date by which the corporation is required, by the terms of subsection 7, to make a written offer to each dissenting shareholder to pay for his shares, the fair value of such shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within 90 days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

         9. If within the additional 20-day period prescribed by subsection 8, one or more dissenting shareholders and the corporation have failed to agree as to the fair value of the shares:

                  A. Then the corporation may, or shall, if it receives a demand as provided in subparagraph (1), bring an action in the Superior Court in the county in this State where the registered office of the corporation is located praying that the fair value of such shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this State, such action shall be brought in the county where the registered office of the participating domestic corporation was last located. Such action:

                           (1) Shall be brought by the corporation, if it receives a written demand for suit from any dissenting shareholder, which demand is made within 60 days after the date on which the corporate action was effected; and if it receives such demand for suit, the corporation shall bring the action within 30 days after receipt of the written demand; or,

                           (2) In the  absence of a demand for suit,  may at the
                  corporation's election be brought by the corporation at any time from the expiration of the additional 20-day period prescribed by subsection 8 until the expiration of 60 days after the date on which the corporate action was effected;

                  B. If the corporation fails to institute the action within the period specified in paragraph A, any dissenting shareholder may thereafter bring such an action in the name of the corporation;

                  C. No such action may be brought, either by the corporation or by a dissenting shareholder, more than 6 months after the date on which the corporate action was effected;

                  D. In any such action, whether initiated by the corporation or by a dissenting shareholder, all dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State as in other civil actions, and shall be served by registered or certified mail, or by personal service without the State, on each dissenting shareholder who is a nonresident. The jurisdiction of the court shall be plenary and exclusive;

                  E. The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, has satisfied the requirements of this section and is entitled to receive payment for his shares; as to any dissenting shareholder with respect to whom the corporation makes such a request, the burden is on the shareholder to prove that he is entitled to receive payment. The court shall then proceed to fix the fair value of the shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof;

                  F. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares, except for any shareholder whom the court shall have determined not to be entitled to receive payment for his shares. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares;

                  G. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or not in good faith, it may in its discretion refuse to allow interest to him;

                  H. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares, if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for any party and shall exclude the fees and expenses of experts employed by any party, unless the court otherwise orders for good cause. If the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding, and may, in its discretion, award to any shareholder all or part of his attorney's fees and expenses; and

                  I. At all times during the pendency of any such proceeding, the court may make any and all orders which may be necessary to protect the corporation or the dissenting shareholders, or which are otherwise just and equitable. Such orders may include, without limitation, orders:

                           (1) Requiring the  corporation to pay into court,  or
                  post security for, the amount of the judgment or its estimated amount, either before final judgment or pending appeal;

                           (2)   Requiring   the  deposit   with  the  court  of
                  certificates   representing  shares  held  by  the  dissenting
                  shareholders;

                           (3) Imposing a lien on the property of the corporation to secure the payment of the judgment, which lien may be given priority over liens and incumbrances contracted after the vote authorizing the corporate action from which the shareholders dissent;

                           (4) Staying the action pending the  determination  of
                  any   similar   action   pending  in  another   court   having
                  jurisdiction.

         10. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

         11. The objection required by subsection 2 and the demand required by subsection 3 may, in the case of a shareholder who is a minor or otherwise legally incapacitated, be made either by such shareholder, notwithstanding his legal incapacity, or by his guardian, or by any person acting for him as next friend. Such shareholder shall be bound by the time limitations set forth in this section, notwithstanding his legal incapacity.

         12. Appeals shall lie from judgments in actions brought under this section as in other civil actions in which equitable relief is sought.

         13. No action by a shareholder in the right of the corporation shall abate or be barred by the fact that the shareholder has filed a demand for payment of the fair value of his shares pursuant to this section.

                                                                      Appendix D

                                FIRSTMARK CORP.


                          INTERIM FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                  --------------------------------------------





                 Condensed Consolidated Balance Sheets
                     September 30, 1998 and December 31, 1997

                 Condensed Consolidated Statements of Operations
                     Nine Months and Three Months Ended
                     September 30, 1998 and 1997

                 Condensed Consolidated Statements of Cash Flows
                     Nine Months Ended September 30, 1998 and 1997

                 Notes to Condensed Consolidated Financial Statements

FIRSTMARK CORP. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

===============================================================================

ASSETS


                                                                   September 30, 1998          December 31, 1997*
                                                                   ------------------          ------------------
                                                                         (Unaudited)

Cash and cash equivalents                                                 $3,021,607            $    2,293,136
Accounts and notes receivables - trade, net                                1,198,510                 1,287,453
Accounts and notes receivables - related parties                             138,206                   103,338
Income taxes receivable                                                           --                   248,776
Marketable securities:
     Held for sale                                                           252,790                   348,454
     Held to maturity                                                      1,571,239                 1,800,091
Venture capital investments, net                                           1,111,040                 1,283,645
Real estate and other investments                                            817,358                   809,668
Title plant                                                                3,563,008                 3,563,008
Property, plant and equipment, net                                           737,760                   830,533
Excess of cost over fair value                                               926,075                   961,272
Deferred tax asset                                                           934,935                   920,073
Other assets                                                                 198,925                   168,234
                                                                       -------------             -------------

         Total Assets                                                  $  14,471,453             $  14,617,681
                                                                       =============             =============


FIRSTMARK CORP. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

===============================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                   September 30, 1998          December 31, 1997*
                                                                   ------------------          ------------------
                                                                         (Unaudited)
Liabilities:
     Accounts payable and other liabilities                         $        530,993           $       575,463
     Borrowed funds                                                          919,412                 1,060,465
     Reserve for title policy claims                                       1,035,534                 1,027,607
     Deferred tax liability                                                  920,073                   920,073
                                                                    ----------------           ---------------
         Total Liabilities                                                 3,406,012                 3,583,608
                                                                    ----------------           ---------------


Stockholders' Equity:
     Preferred  stock,  Series A,  $0.20 par value  authorized  250,000  shares;
       issued 57,000 shares
       (liquidation preference $2,280,000)                                    11,400                    11,400
     Common stock, $0.20 par value - authorized
       30,000,000 shares; issued 5,501,430 shares                          1,100,286                 1,100,286
     Additional paid-in capital - preferred                                2,162,889                 2,162,889
     Additional paid-in capital - common                                  11,498,331                11,498,331
     Retained earnings (deficit)                                         (2,662,579)               (2,725,070)
     Treasury stock, at cost - 201,554 shares                              (818,773)                 (818,773)
     Net unrealized gain (loss) on marketable
       equity securities held for sale, net of taxes                       (226,113)                 (194,990)
                                                                      --------------            --------------
         Total Stockholders' Equity                                       11,065,441                11,034,073
                                                                      --------------            --------------

         Total Liabilities and Stockholders' Equity                   $   14,471,453             $  14,617,681
                                                                      ==============             =============



*Condensed from audited financial statements

The accompanying notes are an integral part of these condensed financial statements.

FIRSTMARK CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

===============================================================================

                                                       Nine Months Ended                  Three Months Ended
                                                         September 30,                       September 30,
                                                         -------------                       -------------
                                                    1998              1997             1998                1997
                                                    ----              ----             ----                ----
Revenues
    Title insurance                               $ 9,568,084      $ 7,662,828       $ 3,734,359        $  2,961,204
    Investment gains                                   28,922          361,143             4,916             112,582
    Interest and dividends                            243,971          307,017            86,089              85,062
    Other revenues                                    263,711          203,277           107,777              99,687
                                                  -----------      -----------       -----------        ------------

          Total revenues                           10,104,688        8,534,265         3,933,141           3,258,535
                                                  -----------      -----------       -----------        ------------

Expenses
    Employee compensation and
      benefits                                      3,960,280        3,342,610         1,477,924           1,133,395
    Commissions and fee expense                     2,943,655        2,616,937         1,288,378             980,000
    Write-offs of investments                              --          100,000                --                  --
    General and administrative
      expenses                                      2,683,000        2,591,075           986,337             976,762
    Minority interest                                 352,661          267,149           102,207             141,578
                                                  -----------      -----------       -----------        ------------

          Total expenses                            9,939,596        8,917,771         3,854,846           3,231,735
                                                  -----------      -----------       -----------        ------------

Earnings (losses) before income
  taxes                                               165,092        (383,506)            78,295              26,800

Income tax (benefit) expense                               --        (130,392)                --               9,112
                                                  -----------      -----------       -----------        ------------

Net earnings (loss)                                   165,092        (253,114)            78,295              17,688

Preferred stock dividend                              102,600          229,000            34,200              34,200
                                                  -----------      -----------       -----------        ------------

Net earnings (loss) applicable to
  common shares                                   $    62,492      $ (482,114)       $    44,095         $  (16,512)
                                                  ===========      ===========       ===========         ===========

Earnings (loss) per common
  share - basic and diluted                       $       .01      $     (.23)       $       .01         $     (.01)
                                                  ===========      ===========       ===========         ===========

Weighted - average number of
  shares outstanding                                5,299,876        2,069,590         5,299,876           2,069,590
                                                  ===========      ===========       ===========         ===========

The accompanying notes are an integral part of these condensed financial statements.

FIRSTMARK CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

===============================================================================


                                                                                     Nine Months Ended
                                                                                       September 30,
                                                                                       -------------
                                                                                  1998                  1997
                                                                                  ----                  ----
Cash flows from Operating Activities
     Net earnings (loss)                                                    $    165,092           $ (253,114)
     Adjustments to reconcile net income
       to net cash provided by operating activities
         Depreciation and amortization                                           173,536               175,751
         Gain on receipt and sale of Intercel shares                                  --             (479,465)
         Write-down of investments                                                    --               100,000
         Collection of income taxes receivable                                   244,902               303,385
         Marketable securities - trading account                                      --              (58,944)
         Changes in assets and liabilities                                       279,662                77,634
                                                                            ------------           -----------

         Net cash provided (used) by operating activities                        863,192             (134,753)
                                                                            ------------           -----------

Cash flows from Investing Activities
     Decrease (increase) in real estate investments                              (9,900)               526,199
     Decrease in notes receivable                                                 41,044               122,984
     Securities held for sale                                                   (18,278)               658,629
     Securities held to maturity                                                (28,528)                95,625
     Decrease in venture capital investments                                     174,814                43,597
     Purchase of property and equipment                                         (50,220)              (34,220)
                                                                            ------------           -----------

         Net cash provided by investing activities                               108,932             1,412,814
                                                                            ------------           -----------

Cash flows from Financing Activities
     Preferred stock dividends                                                 (102,600)             (229,000)
     Proceeds from borrowings                                                         --               150,000
     Repayments of borrowed funds                                              (141,053)             (826,037)
                                                                            ------------           -----------

         Net cash used by financing activities                                 (243,653)             (905,037)
                                                                            ------------           -----------

Net change in cash and cash equivalents                                          728,471               373,024

Cash and cash equivalents, beginning of period                                 2,293,136             1,832,681
                                                                            ------------           -----------

Cash and cash equivalents, end of period                                    $  3,021,607           $ 2,205,705
                                                                            ------------           -----------

Cash payments for interest                                                  $     77,480           $    83,707
                                                                            ============           ===========

The accompanying notes are an integral part of these condensed financial statements.

FIRSTMARK CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

===============================================================================

BASIS OF PRESENTATION

1. The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and the footnotes thereto contained in the Annual Report on Form 10-KSB for the year ended December 31, 1997 of Firstmark Corp. (the "Company"), as amended, as filed with the Securities and Exchange Commission. The December 31, 1997 balance sheet was derived from the audited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles.

2. In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year.

3.       Earnings (Loss) Per Share

         The Company adopted the provisions of SFAS No. 128, "Earnings Per Share," for the year ended December 31, 1997. SFAS No. 128 establishes new standards for computing and presenting earnings per share ("EPS"). The statement replaces the presentation of primary EPS with basic EPS and the presentation of fully diluted EPS with diluted EPS. Basic EPS is computed by dividing net income, less required dividends on redeemable preferred stock, by the weighted average number of common shares outstanding during the year. Diluted EPS is computed using the weighted average number of common shares outstanding during the year, including the dilutive effect of all potential common shares.

4.       Reclassifications

         Certain reclassifications have been made in the accompanying statements to permit comparison.

                                 Firstmark Corp.
               Proxy Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Donald V. Cruickshanks and Steven P. Settlage, jointly and severally, as proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Firstmark Corp., a Maine corporation (the "Company"), to be held at the offices of Southern Title Insurance Corporation, One James Center, 901 East Cary Street, 17th Floor, Richmond, Virginia, on Wednesday, February 17, 1999, commencing at 9:00 a.m., local time, or any adjournments thereof, for the following purposes:


         1. To elect as directors the four persons listed as nominees below.
            [    ]  FOR nominees listed below                    [    ]  WITHHOLD AUTHORITY to
                    (except as written on the line below)                vote for all nominees listed below

                                     Donald V. Cruickshanks
                                       George H. Morison
                                       Steven P. Settlage

                           (INSTRUCTION:  To withhold  authority to vote for any
                  individual nominee listed above, write that nominee's name on the space provided below.)

                  --------------------------------------------------------------

                  2. To approve the Stock Purchase Agreement by and among the Company, Southern Capital Acquisition Corporation, a Virginia corporation ("SCAC"), Investors Southern Corporation, a Virginia corporation ("ISC"), and Southern Title Insurance Corporation, a Virginia insurance company, and Old Guard Group, Inc., a Pennsylvania corporation ("Old Guard"), dated as of December 2, 1998 (the "Stock Purchase Agreement"), pursuant to which the Company and SCAC will sell to Old Guard, and Old Guard will buy from the Company and SCAC, all of ISC's outstanding capital stock in exchange for cash, all on the terms and conditions set forth in the Stock Purchase Agreement. The Stock Purchase Agreement is enclosed with the accompanying Proxy Statement as Appendix A.

                      [    ]  FOR      [    ]  AGAINST      [    ]  ABSTAIN


                  3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.


--------------------------------         ---------------------------------------
         Printed Name                                    Signature


                                         ---------------------------------------
                                                         Signature

                                         Dated:   ___/___/99

                                         (If signing as Attorney, Administrator,
                                         Executor,  Guardian or Trustee,  please
                                         add your title as such.)

                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY